UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[   ]  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Materials under Rule 14a-13

GERON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount previously paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

GERON CORPORATION
230 Constitution Drive
Menlo Park, CA 94025

March [29], 2012

Dear Stockholder:

     You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Geron Corporation, which will be held on May 17, 2012 at 8:00 a.m. Pacific Time. We are pleased to announce that this year’s Annual Meeting will be held completely virtual. You will be able to attend, vote and submit your questions during the meeting via live webcast via the Internet at www.virtualshareholdermeeting.com/geron2012. For the first time, we are hosting a stockholder-only website where you will be able to learn more about recent events at Geron, participate in a stockholder survey, vote your proxy and submit questions for the Annual Meeting in advance. To access this website, have your 12-Digit Control Number available and go to www.theinvestornetwork.com/forum/gern.

     As permitted by the rules of the Securities and Exchange Commission, we are also pleased to furnish our proxy materials to stockholders primarily over the Internet. We believe this process will expedite stockholders’ receipt of materials, lower the costs of our annual meeting and reduce the environmental impact of printing and mailing hard copies. Stockholders who continue to receive hard copies of proxy materials may help us reduce costs by opting to receive future proxy materials by e-mail.

     On or about April [_], 2012, we will distribute to our stockholders a notice containing instructions on how to access our 2012 Proxy Statement and our 2011 Annual Report on Form 10-K, and how to vote online. This notice also will include instructions on how you can receive a paper copy of the proxy materials, including the notice of the Annual Meeting, 2012 Proxy Statement and proxy card. If you received your proxy materials by mail, the notice of Annual Meeting, 2012 Proxy Statement and proxy card from our Board of Directors were enclosed. If you received your proxy materials via e-mail, the e-mail contained voting instructions and links to the 2012 Proxy Statement and 2011 Annual Report on Form 10-K, which includes information on our operations, product candidates and our audited financial statements.

     At this year’s Annual Meeting, the agenda includes the following items:

  Election of Directors;

  Approval to increase the number of authorized shares from 200,000,000 to 300,000,0000 shares of common stock;

  Advisory vote to approve named executive officer compensation; and

  Ratification of Ernst & Young LLP as our independent registered public accounting firm.

     Whether or not you plan to connect to the meeting via the webcast, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope.

     Thank you for your ongoing support of, and continued interest in, Geron Corporation. I look forward to speaking with you over the Internet at our 2012 Annual Meeting of Stockholders.

Sincerely,

John A. Scarlett, M.D. President and Chief Executive Officer

GERON CORPORATION
230 Constitution Drive
Menlo Park, CA 94025

____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 17, 2012

To the Stockholders of Geron Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GERON CORPORATION, a Delaware corporation (the “Company”), will be held on May 17, 2012, at 8:00 a.m. Pacific Time. To participate in the Annual Meeting via live webcast, vote your shares online and submit your questions during the meeting, please visit www.virtualshareholdermeeting.com/geron2012 and be sure to have your 12-Digit Control Number to enter the meeting. You will not be able to attend the Annual Meeting in person. The meeting will be held for the following purposes:

1.	To elect the members of Class I of the Board of Directors to each serve for the following three years or until their successors are elected and qualified;

2.	To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 200,000,000 to 300,000,000 shares;

3.	To hold an advisory vote to approve named executive officer compensation;

4.	To ratify appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 20, 2012, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of common stock held at that time.

     Your Vote Is Important To Us. Whether or not you plan to connect to the meeting via the webcast, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

Stephen N. Rosenfield Executive Vice President, General Counsel and Corporate Secretary

Menlo Park, California
March [29], 2012

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO CONNECT TO THE MEETING, WE URGE YOU TO SUBMIT YOUR PROXY PROMPTLY IN ORDER TO ASSURE THAT A QUORUM IS PRESENT.

GERON CORPORATION
230 Constitution Drive
Menlo Park, CA 94025

____________________

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2012
____________________

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

     We have sent you a Notice of Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Geron Corporation, a Delaware corporation (“Geron”, the “Company”, “we” or “us”), is soliciting your proxy to vote at our 2012 Annual Meeting of Stockholders to be held on May 17, 2012, at 8:00 a.m. Pacific Time (the “Annual Meeting”), or at any adjournment or postponement thereof. We invite you to attend the Annual Meeting via the Internet to vote on the proposals described in this Proxy Statement. You may vote by proxy over the Internet, by phone or by mail, if you requested printed copies of the proxy materials.

     We intend to distribute the proxy materials on or about April [_], 2012 to all stockholders of record entitled to vote at the Annual Meeting.

What is the purpose of the Annual Meeting?

     At our Annual Meeting, stockholders will act upon the matters described in this Proxy Statement. In addition, following the meeting, management will report on current events at Geron and respond to questions from stockholders.

Can I attend the Annual Meeting?

     We will host the 2012 Annual Meeting live via the Internet. You will not be able to attend the meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/geron2012. The webcast will start at 8:00 a.m., Pacific Time, on May 17, 2012. Stockholders may vote and submit questions while connected to the Annual Meeting via the Internet.

     For the first time, we are hosting a stockholder-only website at www.theinvestornetwork.com/forum/gern. This website provides validated stockholders the ability to learn more about the Company, participate in a stockholder survey, vote their proxy and submit questions in advance of the Annual Meeting. To access the website, you must have your 12-Digit Control Number available, which can be found on your Notice or proxy card.

What do I need in order to be able to participate in the Annual Meeting online?

     The Annual Meeting will be held live via the Internet. You will not be able to attend the meeting in person. A summary of the information you need to attend the meeting online is provided below:

  Any stockholder can listen to the meeting and participate live via the Internet at www.virtualshareholdermeeting.com/geron2012.

  Webcast starts at 8:00 a.m. Pacific Time.

  Stockholders may vote and submit questions while connected to the meeting via the Internet.

  Please have your 12-Digit Control Number to enter the meeting.

  Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/geron2012.

  Webcast replay of the meeting will be available until 11:59 p.m. Eastern Time on May 31, 2012 at www.virtualshareholdermeeting.com/geron2012.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

     We are pleased to continue to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials and cast your vote via the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates such election.

Why did I receive a full set of proxy materials instead of a Notice regarding the Internet availability of proxy materials?

     We are providing paper copies of the proxy materials to stockholders who previously requested to receive them. If you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card, to vote using the Internet and, when prompted, indicate that you agree to receive or access future stockholder communications electronically. Alternatively, you can go to www.proxyvote.com and enroll for online delivery of proxy materials.

How can I access the proxy materials over the Internet?

     You may view and also download our proxy materials, including the 2011 Annual Report on Form 10-K and the Notice, on our website at www.geron.com as well as www.proxyvote.com.

How do I order proxy materials if I have not received them?

     This Proxy Statement and the Company’s 2011 Annual Report on Form 10-K are available at www.proxyvote.com. Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the cost of the Annual Meeting and conserve natural resources. However, if you have not received a copy of our proxy materials and would like to receive one for the Annual Meeting or for future stockholder meetings, you may request printed copies as follows:

  By telephone: call 1-800-579-1639 free of charge and follow the instructions;

  By Internet: go to www.proxyvote.com and follow the instructions; or

  By e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 12-Digit Control Number located in your Notice of Internet Availability of Proxy Materials in the subject line.

Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/geron2012.

Who can vote at the Annual Meeting?

     Only holders of record at the close of business on March 20, 2012 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, there were 132,259,325 shares of common stock, par value $0.001 per share (“Common Stock”), outstanding. Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. The stock transfer books will not be closed between the Record Date and the 2012 Annual Meeting date. A list of stockholders entitled to vote at the 2012 Annual Meeting will be available for examination at our principal executive offices at the address listed above for a period of ten (10) days prior to the 2012 Annual Meeting, and during the 2012 Annual Meeting such list will be available for examination at www.virtualshareholdermeeting.com/geron2012.

What am I voting on at the Annual Meeting?

     You are being asked to vote on four (4) proposals, as follows:

Proposal 1	To elect three Class I members of our Board named herein to each serve for a three-year term;

Proposal 2	To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 200,000,000 to 300,000,000 shares;

Proposal 3	To approve, on a non-binding, advisory vote basis, the compensation of the named executive officers as disclosed in this Proxy Statement; and

Proposal 4	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012.

What are the choices in voting?

     For Proposal 1, you may either vote “For” all nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposals 2, 3 and 4, you may vote “For” or “Against” or abstain from voting.

What is the recommendation of the Board on each of the matters scheduled to be voted on at the Annual Meeting?

     The Board of Directors recommends that you vote:

  FOR each of the nominees to the Board of Directors (Proposal 1);

  FOR the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 200,000,000 to 300,000,000 shares (Proposal 2);

  FOR the approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this Proxy Statement (Proposal 3); and

  FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012 (Proposal 4).

Could other matters be decided at the Annual Meeting?

     Our bylaws require that we receive advance notice of any proposal to be brought before the Annual Meeting by our stockholders, and we have not received notice of any such proposals as of the Record Date. If any other matter were to be properly submitted for a vote at the Annual Meeting, the proxy holders appointed by the Board will have the discretion to vote on those matters for you as they see fit. This includes, among other things, considering any motion to adjourn the Annual Meeting to another time and/or place, including for the purpose of soliciting additional proxies for or against a given proposal.

What is the difference between holding shares as a stockholder of record or as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name

     You are a stockholder of record if at the close of business on March 20, 2012, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. As a stockholder of record, you may vote during the 2012 Annual Meeting or vote by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

     You are a beneficial owner, if at the close of business on March 20, 2012, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization and not in your name. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2012 Annual Meeting. Being a beneficial owner means that, like most stockholders, your shares are held in “street name” and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What are broker non-votes?” below for more information.

How do I vote my shares and what are the voting deadlines?

     Please refer to the proxy card for instructions on, and access information for, voting by telephone, over the Internet or by mail.

Stockholder of Record: Shares Registered In Your Name

     If you are a stockholder of record, there are several ways for you to vote your shares.

  Via the Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 12-Digit Control Number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on May 16, 2012.

  By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 12-Digit Control Number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 16, 2012.

  By Mail. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than May 16, 2012 to be voted at the Annual Meeting.

  During the Annual Meeting. Instructions on how to vote while participating in our Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/geron2012.

The Internet and telephone voting procedures described above, which comply with Delaware law, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

     If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Please contact your bank, broker or other agent if you have questions about their instructions on how to vote your shares. To vote during the 2012 Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent.

Geron Plan Participants

     Participants in the Geron 401(k) Plan will receive a proxy that incorporates all shares owned through the Geron 401(k) Plan, assuming the shares are registered in the same name. The proxy will serve as voting instructions for the trustee of the Geron 401(k) Plan. If the proxy is not voted, the plan trustee will vote those shares in the same proportion as other Geron 401(k) participants vote their Geron 401(k) Plan shares.

     Shares purchased through the 1996 Employee Stock Purchase Plan will follow standard brokerage industry practices. Shares held in the name of the broker will be voted on behalf of the holder on certain routine matters. To the extent the brokerage firm votes shares on the behalf of the holder, the shares will be counted for the purpose of determining a quorum.

Can I vote my shares by filling out and returning the Notice?

     No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, or by requesting and returning a paper proxy card or voting instruction card.

How many votes are needed to approve a proposal?

     A quorum of stockholders is necessary to hold a valid meeting. In order to constitute a quorum and to transact business at the Annual Meeting, a majority of the outstanding shares of Common Stock on the Record Date must be represented at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Proposal
Number	Proposal	Vote Required
1	To elect three Class I members of our Board named herein to each serve for a three-year term.

The three nominees receiving the most “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “FOR” or “WITHHOLD” will affect the outcome.

2	To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 200,000,000 to 300,000,000 shares.

The affirmative vote of the holders, either present in person or represented by proxy, of at least a majority of our outstanding shares of Common Stock. Abstentions and broker non-votes, if any, will be treated as votes against this proposal.

3	To approve, on a non-binding, advisory vote basis, the compensation for named executive officers disclosed in this Proxy Statement.

The affirmative vote of the holders of a majority of the votes cast in person or by proxy at this meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal. However, this proposal is advisory and non-binding upon us.

4	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012.	The affirmative vote of the holders of a majority of the votes cast in person or by proxy at this meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

What are “broker non-votes”?

     Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares on how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine”

matters. In the event that a broker, bank, custodian, nominee or other record holder of Geron Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee on how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

     The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012 (Proposal 4) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 4 and, to the extent deemed “routine”, Proposal 2. The election of directors (Proposal 1) and the advisory vote on compensation for named executive officers (Proposal 3) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 3. In addition, it is possible that brokers will not have discretionary voting authority with respect to the proposal to amend our Restated Certificate of Incorporation to increase the authorized number of shares from 200,000,000 to 300,000,000 shares (Proposal 2), in which case, if you do not instruct your broker on how to vote with respect to this proposal, your broker may not vote with respect to this proposal and these non-votes will be counted as broker non-votes.

What does it mean if I receive more than one proxy card?

     If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

How will your proxy be voted?

     Votes will be counted by the Inspector of Election appointed for the 2012 Annual Meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors, the Inspector of Election will count the number of “withheld” votes received for the nominees. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See “What are “broker non-votes?” and “Which ballot measures are considered “routine” and “non-routine”?” above for more information regarding “routine” and “non-routine” matters.

Can I revoke or change my vote after I submit my proxy?

Stockholder of Record: Shares Registered In Your Name

     If you are a stockholder of record, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:

  signing and returning a new proxy card with a later date;

  submitting a later-dated vote by telephone or via the Internet — only your latest Internet or telephone proxy received by 11:59 p.m., Eastern Time, on May 16, 2012 will be counted;

  participating in the Annual Meeting live via the Internet and voting again; or

  delivering a written revocation to our Corporate Secretary at Geron’s offices, 230 Constitution Drive, Menlo Park, California 94025, before the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

     If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.

Is my vote confidential?

     Yes. Proxy cards, ballots and voting tabulations that identify stockholders by name are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. In addition, all comments written on a proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

How can I find out the results of the voting at the Annual Meeting?

     Preliminary voting results will be announced at the 2012 Annual Meeting. Final voting results will be published by Geron in a Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) that we expect to file within four business days after the 2012 Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the 2012 Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

     We will pay the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by mail, telephone or other electronic means, or in person, by directors, officers, or other regular employees of the Company, or at our request, Alliance Advisors, LLC. No additional compensation will be paid to directors, officers or other regular employees for such services, but Alliance Advisors will be paid its customary fee, estimated to be $5,500, to render solicitation services.

When are stockholder proposals due for next year’s Annual Meeting?

     To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 14, 2012, to our Corporate Secretary at Geron Corporation, 230 Constitution Drive, Menlo Park, California, 94025. However, if our 2013 Annual Meeting of Stockholders is not held between April 17, 2013 and June 16, 2013, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials.

     If you wish to bring a proposal before the stockholders or nominate a director at the 2013 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not earlier than the close of business on January 18, 2013 and not later than the close of business on February 17, 2013. However, if our 2013 Annual Meeting of Stockholders is not held between April 17, 2013 and June 16, 2013, then the deadline will be the 10th day following the earlier of the day on which the first public announcement of the date of the 2013 Annual Meeting of Stockholders was made or the day the notice of the 2013 Annual Meeting of Stockholders is mailed. The chairman of the 2013 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our Proxy Statement.

What is householding and how does it affect me?

     Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy may have been sent to multiple stockholders in a stockholder’s household. We will promptly deliver copies of the Proxy Statement and annual report to any stockholder who contacts our investor relations department at (650) 473-7765 or by mail addressed to Investor Relations, Geron Corporation, 230 Constitution Drive, Menlo Park, California 94025, requesting such copies. If a stockholder is receiving multiple copies of the Proxy Statement and annual report at the stockholder’s household and would like to receive a single copy of the Proxy Statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or our investor relations department to request mailing of a single copy of the proxy statement and annual report.

MATTERS TO BE CONSIDERED AT THE 2012 ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure

     Our Board currently consists of eight members, seven of which are “independent,” as that term is defined by NASDAQ Rule 5606(a)(2). Our Bylaws provide for the classification of the Board into three classes, as nearly equal in number as possible, with staggered terms of office. Our Bylaws also provide that upon expiration of the term of office for a class of directors, nominees for such class will be elected for a term of three years or until their successors are duly elected and qualified.

     The term of office of the Class I directors will expire at the Annual Meeting in May 2012, and three nominees for director are to be elected as Class I directors. The three nominees are Thomas Hofstaetter, Ph.D., John A. Scarlett, M.D. and Robert J. Spiegel, M.D., FACP. The Class II directors, Edward V. Fritzky, Hoyoung Huh, M.D., Ph.D., and Thomas D. Kiley, Esq., have one year remaining on their terms of office. The Class III directors, Karin Eastham and V. Bryan Lawlis, Ph.D., have two years remaining on their terms of office.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
For a Three Year Term Expiring at the
2015 Annual Meeting

     The Board has selected three nominees for Class I directors, all of whom are currently directors of the Company. The three candidates receiving the highest number of affirmative votes of the shares represented and entitled to vote at the Annual Meeting will be elected as Class I directors of the Company. Accordingly, abstentions will not affect the outcome of this proposal. The election of directors is a non-routine matter on which a broker or other nominee is not empowered to vote. Accordingly, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on this proposal and will not be counted in determining the number of shares necessary for approval.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as Geron may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is information regarding the nominees for Class I director, the periods during which they have served as a director of the Company, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

Class I Directors (Term Expiring at the 2015 Annual Meeting)

Name	Age	Principal Occupation/Position with the Company
Thomas Hofstaetter, Ph.D.	63	Former President and Chief Executive Officer, VaxInnate Corporation
John A. Scarlett, M.D.	61	President and Chief Executive Officer
Robert J. Spiegel, M.D., FACP	62	Independent Director

     Thomas Hofstaetter, Ph.D., has served as a director of the Company since March 2010 and was President, Chief Executive Officer and a director of VaxInnate Corporation, a privately-held biotechnology vaccine company, from January 2010 to December 2011. From September 2004 to October 2009, Dr. Hofstaetter was Senior Vice President, Corporate Development and Head of Global Business Development and a member of the Wyeth Management Committee at Wyeth, Inc., a global pharmaceutical company. At Wyeth, he closed more than 70 transactions, including acquisitions of biotechnology companies, in-licensing of products and broad technology collaborations. Wyeth merged with Pfizer, Inc. in October 2009. From December 1999 to August 2004, Dr. Hofstaetter was Senior Vice President of Corporate Development of Aventis, a global pharmaceutical company. While at Aventis, he was responsible for more than 100 transactions including research alliances, product in- and out-licensing, divestments and spin-outs. In 1978, Dr. Hofstaetter joined Behringwerke AG in Germany as a research scientist and rose to become Head of Research in 1988 and head of the Immunology/Oncology business unit in 1989. From 1991 to 1999, Dr. Hofstaetter served in various executive managerial positions around the world, including the United States, Japan, France and his native Germany, with Hoechst Pharma, a global pharmaceutical company. Dr. Hofstaetter holds a Master of Science degree in biochemistry and a Ph.D. in molecular biology, magna cum laude, from the University of Tuebingen in Germany. From 2001 to 2004, he was a director of Merial Limited, a joint venture between Aventis and Merck & Co. focusing on pharmaceutical products and vaccines for livestock, pets and wildlife. From 2000 to 2004, he was a member of the board of trustees of the New Jersey Symphony Orchestra.

     The Board believes Dr. Hofstaetter’s expertise with numerous technology transactions developed through his roles as a senior executive responsible for corporate development and his significant operating and management knowledge of large, global pharmaceutical companies, qualifies Dr. Hofstaetter to be nominated as a director.

     John A. Scarlett, M.D., has served as our Chief Executive Officer and a director since September 2011 and President since January 2012. Prior to joining Geron, Dr. Scarlett served as President, Chief Executive Officer and a member of the board of directors of Proteolix, Inc., a privately-held oncology-oriented biopharmaceutical company, from February 2009 until its acquisition by Onyx Pharmaceuticals, Inc., a global oncology-oriented biopharmaceutical company, in November 2009. From February 2002 until its acquisition by Ipsen, S.A. in October 2008, Dr. Scarlett served as the Chief Executive Officer and a member of the board of directors of Tercica, Inc., an endocrinology-oriented company, and also as its President from February 2002 through February 2007. From March 1993 to May 2001, Dr. Scarlett served as President and Chief Executive Officer of Sensus Drug Development Corporation. In 1995, he co-founded Covance Biotechnology Services, Inc., and served as a member of its board of directors from inception to 2000. From 1991 to 1993, Dr. Scarlett headed the North American Clinical Development Center and served as Senior Vice President of Medical and Scientific Affairs at Novo Nordisk Pharmaceuticals, Inc., a wholly-owned subsidiary of Novo Nordisk A/S. Dr. Scarlett received his B.A. degree in chemistry from Earlham College and a M.D. from the University of Chicago, Pritzker School of Medicine.

     As the only management representative on the Board, Dr. Scarlett brings an insider’s perspective in board discussions about the business and strategic direction of the Company. In addition, the Board believes Dr. Scarlett’s medical background and extensive drug development experience provides substantial understanding of our clinical product candidates, qualifying Dr. Scarlett to be nominated as a director.

     Robert J. Spiegel, M.D., FACP, has served as a director of the Company since May 2010. He is also a director of Talon Therapeutics, Inc. (formerly Hana Biosciences, Inc.), a biopharmaceutical oncology company, Clavis Pharma ASA, a pharmaceutical company based in Oslo, Norway, and Avior Computing Corporation, a governance risk and compliance process technology company. He served as a director for the Cancer Institute of New Jersey from 1999 to 2009 and as a director of Cancer Care New Jersey from 1995 to 2011. After 26 years with the Schering-Plough Corporation (now Merck & Co.), a global healthcare company, Dr. Spiegel retired in 2009 as Chief Medical Officer and Senior Vice President of the Schering-Plough Research Institute, the pharmaceutical research arm of the Schering-Plough Corporation. He initially joined Schering-Plough as Director of clinical research for oncology and rose to hold various positions including Senior Director of clinical research for oncology and anti-infectives, Vice President of clinical research and Senior Vice President of worldwide clinical research. During his tenure at Schering-Plough, Dr. Spiegel lead the oncology development team for over 10 years where he took several antibiotics, anti-fungals and anti-virals through successful registration worldwide, including anti-HIV indications. As Vice President and Senior Vice President of worldwide clinical research, Dr. Spiegel managed Phase 1 to Phase 3 clinical development in all therapy areas, including allergy, respiratory, cardiovascular, immunology, dermatology, oncology and infectious diseases. As Chief Medical Officer, Dr. Spiegel was involved with over 30 New Drug Applications, participated in multiple due diligence reviews and in-licensing decisions, re-engineered pharmacovigilence and risk management areas and built a quality system for all research operations. Following a residency in internal medicine, Dr. Spiegel completed a fellowship in medical oncology at the National Cancer Institute and from 1981 to 1999, he held academic positions at the National Cancer Institute and New York University Cancer Center. He currently is an Associate Fellow at the University of Pennsylvania Center for Bioethics. Dr. Spiegel holds a B.A. from Yale University and a M.D. from the University of Pennsylvania.

     The Board believes Dr. Spiegel’s extensive medical experience developing oncology products, his deep understanding of pharmaceutical research and development and broad expertise in gaining regulatory approval for drug candidates, enhances the Board’s ability to critically assess the progress and potential of our programs, qualifying Dr. Spiegel to be nominated as a director.

Vote Required and Board Recommendation

     Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Geron. Abstentions and broker non-votes will not have any effect on the outcome of this proposal. In tabulating the voting results for the election of directors, only “FOR” and “WITHHOLD” votes are counted.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR the Election of Each Nominee to the Board of Directors

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

     Set forth below is information regarding the continuing Class II and Class III directors of the Company, including their ages, the periods during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

Class II Directors (Term Expiring at the 2013 Annual Meeting)

Name	Age	Principal Occupation
Edward V. Fritzky	61	Former Chairman, Chief Executive Officer and President, Immunex Corporation
Hoyoung Huh, M.D., Ph.D.	42	Chairman of the Board; Chairman, Cytomx Therapeutics, Inc.
Thomas D. Kiley, Esq.	68	Attorney-at-law

     Edward V. Fritzky has served as a director of the Company since July 1998. From July 2002 to May 2005, he served as a director and advisor to Amgen Corporation, a U.S. pharmaceutical company, where he established a leading research center in Seattle. From January 1994 to July 2002, he served as Chief Executive Officer and Chairman of Immunex Corporation, a biopharmaceutical company that developed, manufactured, and marketed therapeutic products for the treatment of cancer, infectious diseases, and autoimmune disorders, during which time he managed the company’s growth to over $15 billion in market value and completed its acquisition by Amgen in 2002. Since 2004, Mr. Fritzky has been a director of Jacobs Engineering Group, Inc., a professional technical services firm providing scientific and specialty consulting services supporting industrial, commercial and government clients. From 1998 to 2009, Mr. Fritzky was a director of Sonosite, Inc., a leading company of hand-carried ultrasound equipment. From 1992 to 1994, Mr. Fritzky served as President of Lederle Laboratories, a division of American Cyanamid, and from 1989 to 1992, as Vice President of Lederle Laboratories. While at Lederle Laboratories, Mr. Fritzky oversaw the launch of six new products. Prior to joining Lederle Laboratories, Mr. Fritzky was an executive of Searle Pharmaceuticals, Inc., a subsidiary of the Monsanto Company that manufactures, develops and markets health care products and pharmaceuticals. During his tenure at Searle, Mr. Fritzky was Vice President of Marketing in the United States and later President and General Manager of Searle Canada, Inc. and Lorex Pharmaceuticals, a joint venture between G.D. Searle & Company, a U.S. pharmaceutical company, and Synthelabo, a French pharmaceutical company, to market existing and new Synthelabo products in the United States. Mr. Fritzky served as a Trustee of the Fred Hutchinson Cancer Center from July 2001 to June 2007. Mr. Fritzky holds a B.A. from Duquesne University and is a graduate of the Advanced Executive Program, J.L. Kellogg Graduate School of Management at Northwestern University.

     The Board believes Mr. Fritzky’s management and operational experience as Chairman and Chief Executive Officer of Immunex Corporation and as President of other biopharmaceutical companies, his knowledge of therapeutic product launches and the substantial understanding of the Company and its operations he has gained during his 14 years as a director of the Company, qualifies Mr. Fritzky to serve as a director.

     Hoyoung Huh, M.D., Ph.D., currently serves as Chairman of the Board, served as Executive Chairman from February 2011 to September 2011 and has served as a director of the Company since May 2010. He is Chairman of the board of directors of Cytomx Therapeutics, Inc., an emerging medical technology company, and also is a director of ADDEX Pharmaceuticals, a pharmaceutical discovery and development company. From February 2008 to December 2011, Dr. Huh was Chairman of the board of directors of BiPar Sciences, Inc., a wholly-owned subsidiary of Sanofi-Aventis, a global pharmaceutical company developing treatments in cardiology, oncology, central nervous system disorders, metabolic diseases, ophthalmology and vaccines, since the April 2009 merger and served as BiPar’s President and Chief Executive Officer from February 2008 to December 2009. Additionally, Dr. Huh serves on the boards of directors of several privately-held companies. Dr. Huh served on the board of directors of Facet Biotech (a wholly-owned subsidiary of Abbott, a global, broad-based health care company devoted to the discovery, development, manufacture and marketing of pharmaceuticals and medical products, including nutritionals, devices and diagnostics) from September 2009 to April 2010. From February 2008 to May 2009, he was a member of the board of directors at Nektar Therapeutics, a clinical-stage biopharmaceutical company developing small molecule drugs, peptides and other biologic drug candidates as treatments for oncology, pain, anti-infectives, anti-virals and immunology. From March 2005 to February 2008, Dr. Huh held positions as Nektar’s Chief Operating Officer and Senior Vice President of Business Development and Marketing where he was responsible for the company’s worldwide business development, marketing and manufacturing and led Nektar’s PEGylation business. Dr. Huh was a partner at McKinsey & Company, a global management consulting firm, where he was in the biotechnology and biopharmaceutical sectors. Prior to McKinsey, he held positions as a physician and researcher at Cornell University Medical College and Sloan-Kettering Cancer Center. Dr. Huh holds an A.B. in biochemistry from Dartmouth College and a M.D. and Ph.D. in genetics and cell biology from Cornell University Medical College and Sloan-Kettering Institute.

     The Board believes Dr. Huh’s management and operational experience as President and Chief Executive Officer of BiPar Sciences and Chief Operating Officer of Nektar Therapeutics, his significant expertise with implementing strategic and line management initiatives from McKinsey and his knowledge of biotechnology and pharmaceutical collaborations, qualifies Dr. Huh to serve as a director and Chairman of the Board.

     Thomas D. Kiley, Esq., served as a director of the Company since September 1992. Mr. Kiley is currently a director of Transcept Pharmaceuticals, Inc., a specialty pharmaceutical company developing therapies in the field of neuroscience, Ceres, Inc., an energy crop company, several privately-held biotechnology companies and the Hospital de la Familia Foundation. Mr. Kiley was a director of Connetics Corporation, a specialty pharmaceutical company that developed dermatology products, from 1994 to 2006 when it was acquired by Stiefel Laboratories, Inc. He has been self-employed since 1988 as an attorney, consultant and investor. From 1980 to 1988, he was an officer of Genentech, Inc., a biotechnology company using human genetic information to develop medical treatments, serving as Vice President and General Counsel, Vice President for Legal Affairs and Vice President for Corporate Development where he managed patent litigation, developed patent strategy and negotiated numerous corporate partnership deals. From 1969 to 1980, he was with Lyon & Lyon, a Los Angeles-based law firm specializing in domestic and international intellectual property law matters and was a partner at the firm from 1975 to 1980. Mr. Kiley holds a B.S. in chemical engineering from Pennsylvania State University and a J.D. from The George Washington University.

     The Board believes Mr. Kiley’s specialized knowledge of intellectual property matters for biopharmaceutical companies, his experience as a board member for other public companies and the substantial understanding of the Company and its operations he has gained during his 20 years as a director of the Company, qualifies Mr. Kiley to serve as a director.

Class III Directors (Term Expiring at the 2014 Annual Meeting)

Name	Age	Principal Occupation
Karin Eastham	62	Independent Director
V. Bryan Lawlis, Ph.D.	60	Independent Director

     Karin Eastham has served as a director of the Company since March 2009. She currently serves as a director for Amylin Pharmaceuticals, Inc., a biopharmaceutical company focused on peptide hormone drug candidates for the treatment of diabetes, obesity and other metabolic diseases; Illumina, Inc., a manufacturer of life-science tools and integrated systems for the analysis of genetic variation and biological function; and Trius Therapeutics, Inc., a biopharmaceutical company focused on the discovery, development and commercialization of innovative antibiotics for serious, life-threatening infections. She also served as a director for Genoptix, Inc., a specialized laboratory service provider, until March 2011 when it was acquired by Novartis. Ms. Eastham served as a director for Tercica, Inc., a biopharmaceutical company developing endocrine products, from 2003 until its acquisition in 2008 by the Ipsen Group and as a director of SGX Pharmaceuticals, Inc., a biopharmaceutical company developing anti-cancer therapies targeting specific enzymes that have been implicated in human cancers, from 2005 until its acquisition in 2008 by Eli Lilly and Company. From May 2004 to September 2008, Ms. Eastham served as Executive Vice President and Chief Operating Officer and a member of the Board of Trustees of Burnham Institute for Medical Research, a non-profit corporation engaged in medical research, where she established a business development function to support translational research into commercial opportunities and managed the general and administrative operations. From April 1999 to May 2004, Ms. Eastham served as Senior Vice President, Finance and Chief Financial Officer of Diversa Corporation, a genomics technology company. While at Diversa, Ms. Eastham completed the company’s initial public offering in 2000 and participated in negotiations for several product and technology acquisitions and collaboration agreements. From April 1997 to April 1999, Ms. Eastham served as Vice President, Finance and Administration and Chief Financial Officer for CombiChem, Inc., a computational chemistry company. While at CombiChem, Ms. Eastham established the administrative infrastructure for the company, assisted in the completion of its initial public offering in 1998 and participated in negotiations and completion of several pharmaceutical collaborations. From October 1992 to April 1997, Ms. Eastham served as Vice President, Finance and Administration and Chief Financial Officer for Cytel Corporation, a biopharmaceutical company, where she completed several public and private financings and was responsible for all administrative and financial functions. Ms. Eastham also held several similar positions with other companies, including Vice President, Finance, at Boehringer Mannheim Diagnostics from 1976 to 1988. Ms. Eastham holds a B.S. and an M.B.A. from Indiana University and is a Certified Public Accountant.

     The Board believes Ms. Eastham’s significant financial expertise developed through her experience as a financial officer for several public biotechnology companies, her first-hand knowledge and experience in audit and financial control-related matters and her understanding of public and private equity financings, qualifies Ms. Eastham to serve as a director.

     V. Bryan Lawlis, Ph.D., has served as a director of the Company since March 2012. He currently serves as a director for BioMarin Pharmaceuticals, Inc., a biopharmaceutical company specializing in rare genetic diseases, and several privately-held biotechnology companies. Dr. Lawlis is a co-founder and currently serves as the President and

Chief Executive Officer of Itero Biopharmaceuticals LLC, a privately-held, early stage biopharmaceutical company that was founded in 2006. Dr. Lawlis served as President and Chief Executive Officer of Aradigm Corporation, a specialty drug company focused on drug delivery technologies, from August 2004, and served on its board of directors from February 2005, continuing in both capacities until August 2006. Dr. Lawlis served as Aradigm Corporation’s President and Chief Operating Officer from June 2003 to August 2004 and its Chief Operating Officer from November 2001 to June 2003. Previously, Dr. Lawlis co-founded Covance Biotechnology Services, a contract biopharmaceutical manufacturing operation, served as its President and Chief Executive Officer from 1996 to 1999, and served as Chairman from 1999 to 2001, when it was sold to Diosynth RTP, Inc., a division of Akzo Nobel, NV. From 1981 to 1996, Dr. Lawlis was employed at Genencor, Inc. and Genentech, Inc. His last position at Genentech was Vice President of Process Sciences. Dr. Lawlis holds a B.A. in microbiology from the University of Texas at Austin and a Ph.D. in biochemistry from Washington State University.

     The Board believes Dr. Lawlis’s extensive experience in manufacturing biotechnology and other pharmaceutical products, research and development of drug products and managing and conducting clinical trials and drug regulatory processes, qualifies Dr. Lawlis to serve as a director.

CORPORATE GOVERNANCE MATTERS

     We have an ongoing commitment to excellence in corporate governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies and procedures in light of such developments. We comply with the rules and regulations promulgated by the SEC and NASDAQ, and implement additional corporate governance practices that we believe are in the best interest of our Company and stockholders.

Corporate Governance Guidelines

     Our Board has adopted ”Corporate Governance Guidelines” that set forth key principles to guide the Board in their exercise of responsibilities and serve the interests of our Company and stockholders. These guidelines can be found on the Corporate Governance page under the Investor Relations section of our website at www.geron.com. In addition, these guidelines are available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Geron Corporation, 230 Constitution Drive, Menlo Park, California 94025. In accordance with these guidelines, a member of our Board may serve as a director of another company only to the extent such position does not conflict or interfere with such person’s service as our director.

Board Independence

     In accordance with NASDAQ rules and Geron’s Corporate Governance Guidelines, our Board, based on the legal opinion of outside legal counsel, Latham & Watkins, has determined that all nominees for election at the Annual Meeting and all continuing directors, other than Dr. Scarlett, are independent under NASDAQ rules.

     There are no family relationships among the executive officers or directors of the Company. There are no current legal proceedings or claims to which the executive officers, directors or the Company are a party. There are no current, nor in the past ten years have there been any, legal proceedings involving any director or executive officer related to, among others: (i) federal bankruptcy, (ii) criminal proceedings, (iii) federal or state securities laws, (iv) any judgment, decree or order enjoining a director or officer from acting as an investment advisor, broker or dealer of securities or engaging in any type of business practice, (v) proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business activity or (vi) any disciplinary sanctions or orders imposed by stock, commodities or derivatives exchange or other self-regulatory organization.

Board Leadership Structure

     One class of the Board is elected annually, and each class of directors stands for election every three years. The Board is comprised of eight directors, one of whom is an executive officer, and seven of whom have been affirmatively determined by the Board to be independent, meeting the objective requirements set forth by the SEC and NASDAQ, and having no relationship, direct or indirect, to the Company other than as stockholders or through their service on the Board. The Board has authorized nine directors to serve; there is currently one vacancy.

     The role of Chairman of the Board historically has been separate from the Chief Executive Officer of the Company. The Board has determined that its structure is appropriate to fulfill its duties effectively and efficiently, so that our business receives the undivided attention of the Chief Executive Officer.

     In February 2011, with the appointment of David Greenwood as interim Chief Executive Officer, the Board elected to change the Board leadership structure and created two new positions – an Executive Chairman and a Lead Independent Director. Dr. Huh was appointed Executive Chairman (serving as an employee), and Dr. Barkas, formerly the Chairman of the Board, was appointed Lead Independent Director. In September 2011, the Board appointed Dr. Scarlett as Chief Executive Officer, and resumed its previous leadership structure of maintaining solely a Chairman of the Board, Dr. Huh, who no longer serves as an employee.

     The Board has determined that its structure is appropriate to fulfill its duties effectively and efficiently, so that our Chief Executive Officer can focus on leading our Company, while the Chairman can focus on leading the Board in overseeing management. The Board regularly meets in executive session without the presence of non-independent directors or management.

Board’s Role in Risk Oversight

     Geron is subject to a variety of risks, which generally include any undesired event, circumstance or outcome that could affect Geron’s ability to achieve its objectives or adversely impact Geron’s business, operations or financial condition. Some risks can be readily perceived and even quantified, while others are unexpected or unforeseeable. Risks can be external, such as those arising from the macroeconomic or industry environment, government policies or regulations, competitors’ activities or natural disasters. Alternatively, risks can arise as a result of our business or financial activities.

     The Board and Geron’s management team work together to manage the Company’s risks. It is management’s responsibility to manage risk and bring to the Board’s attention the material risks to the Company. The Board has an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. In addition, our Corporate Governance Guidelines specify each of our Board committees oversees the risks within its areas of responsibilities. While each committee is responsible for evaluating certain risks and overseeing the management of such risks within its respective oversight area, the entire Board is regularly informed through committee reports about such risks.

     The Compensation Committee of the Board is responsible for overseeing the management of risks relating to the Company’s employment policies and executive compensation plans and arrangements. In connection with the structuring of the compensation elements for executive officers, the Compensation Committee, together with the Board, considers whether such programs, individually or in the aggregate, encourage executive officers to take unnecessary risks.

     The Audit Committee of the Board oversees management of financial risks. In addition to fulfilling its responsibilities for the oversight of the Company’s financial reporting processes and annual audit of the Company’s financial statements, the Audit Committee also reviews with the independent auditors and management the adequacy and effectiveness of the Company’s policies and procedures to assess, monitor and manage business risk and the Company’s ethical compliance program. The Audit Committee takes the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

     The Nominating and Corporate Governance Committee of the Board manages the Company’s corporate governance practices, including certain risks that those practices are intended to address. In addition, the Nominating and Corporate Governance Committee reviews risks associated with the independence of the Board, potential conflicts of interest and risks relating to management and Board succession planning.

Compensation Risk Assessment

     The Compensation Committee annually evaluates the Company’s compensation elements of base salary, annual incentive awards, long-term incentive awards, severance and change in control benefits, other benefits and the Company’s compensation philosophy generally as it relates to all employees. The Compensation Committee reviews the following elements of the Company’s compensation practices that balance the Company’s compensation programs to mitigate the risks associated with the Company’s compensation practices:

  Performance assessment based upon a mix of individual and corporate achievement.

  Annual incentive awards determined along a range of performance with no minimum payments.

  Utilization of a combination of cash and equity awards to encourage short-term and long-term incentives.

  Absence of employment agreements or contracts that contain multi-year guarantees of salary increases, non-performance-based bonuses or equity compensation.

  Emphasis on pay equity amongst its employees in comparison to internal and external benchmarks.

  No preferential perquisites for any employee sub-set, including executive officers.

     The Compensation Committee has reviewed the Company’s compensation policies and practices as it relates to all employees and has determined that such policies and practices do not present any risks that are reasonably likely to have a material adverse effect on the Company.

Board Committees and Meetings

     During the fiscal year ended December 31, 2011, the Board held 15 meetings and acted by unanimous written consent on two occasions. The Board has an Audit Committee, a Compensation Committee, a Stock Option Committee and a Nominating and Corporate Governance Committee. During the fiscal year ended December 31, 2011, each of the incumbent directors attended at least 95% of the meetings of the Board and the committees on which the director served.

Audit Committee

     The Audit Committee, which is comprised of Ms. Eastham and Messrs. Fritzky and Kiley, met eight times in 2011. All of the members of the Audit Committee are “independent,” as that term is defined by NASDAQ Rule 5605(a)(2). The Board has determined that all of the members of the Audit Committee are financially literate and that at least one member of the Audit Committee, Ms. Eastham, has accounting and financial management expertise that qualifies her as an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Audit Committee’s responsibilities include: (i) recommending the selection of the Company’s independent registered public accounting firm to the Board and pre-approval of any fees paid to such firm, (ii) consulting with the independent auditors with regard to the plan and scope of the audit, (iii) reviewing, in consultation with the independent auditors, their report of the audit or proposed report of the audit, and the accompanying management letter, if any, and (iv) consulting with the independent auditors and management with regard to the adequacy of the Company’s internal controls. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the Audit Committee Charter is available on the Internet at http://www.geron.com. See more information about the Audit Committee in the Audit Committee report on page 54.

Compensation Committee

     The Compensation Committee, which is comprised of Drs. Hofstaetter, Lawlis (who joined in March 2012) and Spiegel, met seven times in 2011 and acted by unanimous written consent on seven occasions. Prior to his death in November 2011, Dr. Barkas served on the Compensation Committee in 2011. Each of the members of the Compensation Committee are “independent,” as that term is defined by NASDAQ Rule 5605(a)(2). The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers the incentive compensation and benefit plans of the Company, and performs such other functions regarding compensation as the Board may delegate. In addition, the Compensation Committee has authority to administer the 2011 Incentive Award Plan. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the Compensation Committee charter is available on the Internet at http://www.geron.com. The Compensation Committee utilized Radford as compensation consultants in evaluating certain executive compensation in 2011. For more information about the Compensation Committee and the role of our Chief Executive Officer in the determination of executive compensation see “Compensation Discussion and Analysis—Role of the Compensation Committee” on page 29.

Compensation Committee Interlocks and Insider Participation

     Drs. Barkas, Hofstaetter and Spiegel served on the Compensation Committee for the fiscal year ended December 31, 2011(except that Dr. Barkas passed away in November 2011). With the exception of Dr. Barkas’s term as acting President and Chief Executive Officer of the Company from March 1992 until May 1993, not one of Drs. Barkas, Hofstaetter or Spiegel is a former or current officer or employee of the Company or any of its subsidiaries. In March 2012, in connection with his appointment to the Board, Dr. Lawlis was appointed to the Compensation Committee. None of the executive officers serves as a member of a compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

Stock Option Committee

     The Stock Option Committee was formed in December 1996 to provide timely option grants to employees and consultants (other than executive officers and directors of the Company) and currently consists of two members, John Scarlett, Geron’s President and Chief Executive Officer, and Graham Cooper, Geron’s Executive Vice President, Finance and Business Development, and Chief Financial Officer. In 2011, the sole members of the Stock Option Committee were Thomas Okarma, David Greenwood and Dr. Scarlett (beginning in September 2011). Concurrently with the Compensation Committee, the Stock Option Committee has limited authority to administer the Company’s 2011 Incentive Award Plan. The Stock Option Committee currently has the authority to grant equity awards for up to 100,000 shares of Common Stock only to employees (other than executive officers and directors of the Company) and consultants in accordance with procedures approved by the Board. The Stock Option Committee acted by written consent on 12 occasions during 2011.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee was renamed in May 2011 in order to expand its responsibilities to include overseeing all aspects of our corporate governance functions on behalf of the Board; developing, reviewing and recommending to the Board corporate governance guidelines and principles applicable to the Company; and making recommendations to the Board for candidates to be nominated for election or re-election as a director by the stockholders or by the Board. The current members of the Nominating and Corporate Governance Committee are Mr. Fritzky and Ms. Eastham. Both members of the Nominating and Corporate Governance Committee are “independent” as defined in NASDAQ Rule 5605(a)(2). Prior to his death in November 2011, Dr. Barkas served on the Nominating and Corporate Governance Committee in 2011. The Nominating and Corporate Governance Committee met on four occasions during 2011. The Nominating and Corporate Governance Committee will consider nominees for director nominated by stockholders upon submission in writing to our Corporate Secretary of the names of such nominees in accordance with our Bylaws. The Nominating and Corporate Governance Committee will investigate, evaluate and interview, as appropriate, a director candidate with regard to his or her individual characteristics as well as how those characteristics fit with the needs of the Board as a whole. The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the Nominating and Corporate Governance Committee charter is available on the Internet at http://www.geron.com. Specific qualifications and the process for identification and recommendation of director candidates are provided in more detail on page 58.

Code of Conduct

     In 2003, we adopted a Code of Conduct, which is available in its entirety on the Corporate Governance page in the Investor Relations section of our website at http://www.geron.com and to any stockholder otherwise requesting a copy. All our employees, officers, and directors, including the Chief Executive Officer and Chief Financial Officer, are required to adhere to the Code of Conduct in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. Amendments to the Code of Conduct, and any waivers from the Code of Conduct granted to directors or executive officers, will also be made available through our website as they are adopted.

     In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for the receipt and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. Contact information for the Chairperson of the Audit Committee has been distributed to all employees to allow for the confidential, anonymous submission by its employees of concerns regarding accounting or auditing matters.

Communications with the Board

     Stockholders wishing to communicate with the Board, or with a specific Board member, may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Board of Directors, c/o Stephen Rosenfield, Corporate Secretary, Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025. All mail addressed in this manner will be delivered to the Chair or Chairs of the Committees with responsibilities touching most closely on the matters addressed in the communication. From time to time, the Board may change the process by means of which stockholders may communicate with the Board or its members. Please refer to our website for any changes to this process.

COMPENSATION OF DIRECTORS

Cash Compensation

     During 2011, annual cash compensation for non-employee directors was adjusted to reflect the change in board leadership structure. In February 2011, with the appointment of an interim Chief Executive Officer, the Board elected to change the Board leadership structure and created two new positions – an Executive Chairman and a Lead Independent Director. Dr. Huh was appointed Executive Chairman and Dr. Barkas, formerly the Chairman of the Board, was appointed Lead Independent Director. In September 2011, the Board appointed a new Chief Executive Officer for the Company which led the Board to resume its previous leadership structure of maintaining solely a Chairman of the Board, who is currently Dr. Huh. The following table describes the annual cash compensation applicable to each role performed by non-employee directors for the specified time periods in 2011:

	May 2010 – Mar 2011	Apr 2011 – Sept 2011	Sept 2011 – Dec 2011
Role	Annual Retainer	Annual Retainer	Annual Retainer
Board member	$20,000	$20,000	$20,000
Chairman of the Board	+ $10,000	n/a	+ $40,000
Lead Independent Director	n/a	+ $20,000	n/a
Executive Chairman(1)	n/a	$250,000(1)	n/a
Audit Committee Chair	+ $10,000	+ $15,000	+ $15,000
Compensation Committee Chair	+ $5,000	+ $7,500	+ $7,500
Nominating and Corporate Governance
Committee Chair	+ $5,000	+ $7,500	+ $7,500
____________________

(1)	For the portion of 2011 that Dr. Huh served as Executive Chairman, he served as an employee of the Company. As Executive Chairman, he was not eligible for annual non-employee director compensation, but was eligible to receive an annual retainer of $250,000 and a discretionary bonus of up to 60% of his annual cash compensation as Executive Chairman, as determined by the Board or the Compensation Committee and predicated on his individual and overall corporate performance during the year based on criteria established by the Board or Compensation Committee.

     Annual non-employee director compensation is payable on the date of the annual meeting of stockholders with respect to the preceding 12-month period (or a pro rata portion of such amount if such director served for less than a full year), in cash or, at each director’s election, in fully vested shares of Common Stock granted under the 2006 Directors’ Stock Option Plan (the “2006 Directors Plan”) based on the closing price of our Common Stock on the NASDAQ Global Select Market on the annual meeting date.

     In addition to the above annual cash compensation, non-employee directors also were eligible to receive the following:

(i)	One Thousand Five Hundred Dollars ($1,500) for each regular or special Board meeting attended by such director in person, and Seven Hundred Fifty Dollars ($750) for each regular or special Board meeting attended by such director by telephone or videoconference; plus

(ii)	For members of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of the Board, Seven Hundred Fifty Dollars ($750) for each meeting of such committee attended by such director in person, and Two Hundred Fifty Dollars ($250) for each meeting of such committee attended by such director by telephone or videoconference; plus

(iii)	Reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the Board.

     Additionally, directors are eligible to receive equity grants, as more fully described below. The per-meeting compensation under (i) and (ii) above is payable in cash within ten business days after each meeting.

     In March 2012, the Board engaged compensation consultants from Radford to conduct a comprehensive analysis of non-employee director compensation in comparison to industry practices. As a result of this analysis, and Radford’s recommendation, the Board adjusted its annual cash compensation to the following:

	Effective March 2012	Effective March 2012
Role	Base Retainer	Additional Retainer
Board member	$42,500
Chairman of the Board		$30,000
Audit Committee Chair		$25,000
Compensation Committee Chair		$15,000
Nominating and Corporate Governance Committee Chair		$10,000
Audit Committee member		$12,500
Compensation Committee member		$7,500
Nominating and Corporate Governance Committee member		$5,000

     The annual cash compensation is paid quarterly in arrears and may be payable in cash, or, at each director’s election, in fully vested shares of Common Stock granted under the 2006 Directors Plan based on the closing price of our Common Stock on the NASDAQ Global Select Market.

Director Compensation Table

     The following table provides compensation information for the year ended December 31, 2011 for each non-employee member of the Board.

	Fees
	Earned
	or Paid in		Stock	Option
	Cash	Bonus	Awards	Awards	Total
Director	($)	($)	($)(1)	($)(1)	($)
Barkas, Alexander(3)	$59,250	$—	$187,040	$176,339	$422,629
Eastham, Karin	$47,250	$—	$44,190	$87,516	$178,956
Fritzky, Edward	$35,500 (2)	$—	$83,470	$37,128	$156,098
Hofstaetter, Thomas	$35,000 (2)	$—	$29,460	$71,604	$136,064
Homcy, Charles(4)	$29,000	$—	$24,550	$26,520	$80,070
Huh, Hoyoung(5)	$181,090	$71,800	$321,188	$386,061	$960,139
Kiley, Thomas	$36,000 (2)	$—	$78,560	$31,824	$146,384
Spiegel, Robert	$35,500 (2)	$—	$24,550	$66,300	$126,350
____________________

(1)	Amounts represent the aggregate grant date fair value of stock awards and option awards granted during the fiscal year ended December 31, 2011. For additional information, refer to Note 10 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011 regarding assumptions underlying the valuation of equity awards and the calculation method.

Amounts shown under the “Stock Awards” column excludes the grant date fair value for 10,000 performance-based restricted stock awards granted in 2011 to Dr. Barkas, 20,000 shares for Dr. Huh and 5,000 shares for each of the other board members, except Dr. Homcy, that vest upon attainment of certain performance-based conditions based upon the outcome probability of the performance conditions, which is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. The grant date fair value of the restricted stock awards with performance-related conditions determined in accordance with FASB ASC Topic 718 based upon achieving the maximum level of performance under the respective performance conditions is $46,500 for Dr. Barkas, $93,000 for Dr. Huh and $23,250 for each of the other board members, except Dr. Homcy. Refer to the supplemental table on page 23 for information as to each non-employee director’s unvested stock award holdings and vested and unvested stock option holdings at December 31, 2011.

(2)	Amounts include annual director compensation paid in stock in lieu of cash. See table below for stock grant information.

(3)	Dr. Barkas passed away in November 2011.

(4)	Dr. Homcy retired from the Board in May 2011.

(5)	For the portion of 2011 that Dr. Huh served as Executive Chairman, he served as an employee of the Company. Amounts include Dr. Huh’s compensation for his services as Executive Chairman as well as his services as a non-employee director.

Equity Compensation

Terms of Awards

     As of December 31, 2011, the 2006 Directors Plan provided for the automatic grant of the following types of equity awards:

     First Option. Each person who becomes a non-employee director, whether by election of the stockholders of the Company or by appointment by the Board to fill a vacancy, will automatically be granted an option to purchase 60,000 shares of Common Stock on the date such person first becomes a non-employee director (the “First Option”). The First Option shall vest annually over three years upon each anniversary date of appointment to the Board.

     Subsequent Awards. Each non-employee director (other than the Chairman of the Board and any director receiving a First Option on the date of the annual meeting) will automatically be granted a subsequent option on the date of the Annual Meeting of Stockholders in each year during such director’s service on the Board (a “Subsequent Option”) to purchase 10,000 shares of Common Stock and a restricted stock award (a “Subsequent Stock Award”) of 5,000 shares of Common Stock. In the case of the Chairman of the Board, the Subsequent Option will be for 20,000 shares of Common Stock and the Subsequent Stock Award shall be for 10,000 shares of Common Stock.

     Committee Chair Service Awards. On the date of each Annual Meeting of Stockholders, the Chairman of the Audit Committee will automatically be granted an option to purchase 8,000 shares of Common Stock (a “Committee Chair Service Option”), and a restricted stock award (a “Committee Chair Service Stock Award”) of 4,000 shares of Common Stock. The Committee Chair Service Option for the Compensation Committee Chairman and the Nominating and Corporate Governance Committee Chairman shall be for 4,000 shares of Common Stock and the Committee Chair Service Stock Award shall be for 2,000 shares of Common Stock.

     Committee Service Awards. On the date of each Annual Meeting of Stockholders, each non-employee director serving on the Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee, other than the respective Chairmen of those Committees, will automatically be granted an option to purchase 2,000 shares of Common Stock (a “Committee Service Option”) and a restricted stock award of 1,000 shares of Common Stock (a “Committee Service Stock Award”). There is currently no stock option grant or restricted stock award contemplated for participation on other committees.

     The 2006 Directors Plan provides that each Subsequent Option, Committee Chair Service Option and Committee Service Option is fully vested on the date of grant. Each Subsequent Stock Award, Committee Chair Service Stock Award and Committee Service Stock Award vests annually in four equal installments over four years commencing on the date of grant and no payment shall be required from the non-employee director in order to receive the award.

     Exercise Price and Term of Options. The exercise price of all stock options granted under the 2006 Directors Plan is equal to the fair market value of a share of our Common Stock on the NASDAQ Global Select Market on the date of grant of the option.

     Restricted Stock and Restricted Stock Units. In addition to the automatic grant of restricted stock awards described above, the 2006 Directors Plan, as amended, also permits the discretionary grant of restricted stock and restricted stock units.

     In connection with the review of non-employee director compensation conducted in March 2012, and based on the recommendation of Radford, the compensation consultant to the Compensation Committee, the Board amended the 2006 Directors Plan to replace the First Option, the Subsequent Option, the Subsequent Stock Award, the Committee Chair Service Option, the Committee Chair Service Stock Award, the Committee Service Option and the Committee Service Stock Award with the following option grants to non-employee directors. All other provisions of the 2006 Directors Plan remain unchanged.

     First Director Option. Each person who becomes a non-employee director, whether by election of the stockholders of the Company or by appointment by the Board to fill a vacancy, will automatically be granted an option to purchase 70,000 shares of Common Stock on the date such person first becomes a non-employee director (the “First Director Option”). The First Director Option shall vest annually over three years upon each anniversary date of appointment to the Board.

     Subsequent Director Option. Each non-employee director (other than any director receiving a First Option on the date of the annual meeting) will automatically be granted a subsequent option on the date of the Annual Meeting of Stockholders in each year during such director’s service on the Board (a “Subsequent Director Option”) to purchase 35,000 shares of Common Stock. The Subsequent Director Option shall vest annually over one year.

Effect of Certain Corporate Events

     In the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, the merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, each non-employee director shall have a reasonable time within which to exercise the option, including any part of the option that would not otherwise be exercisable, prior to the effectiveness of such dissolution, liquidation, sale, merger or reorganization, at the end of which time the option shall terminate, or shall receive a substitute option with comparable terms, as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such dissolution, liquidation, sale, merger, consolidation or reorganization. In such an event, any unvested restricted stock awards shall immediately vest unless an award with comparable terms, as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such dissolution, liquidation, sale, merger, consolidation or reorganization is substituted. In addition, except as otherwise provided in an award agreement, unvested shares subject to awards of restricted stock and restricted stock units will become fully vested immediately prior to the date of such dissolution, liquidation, sale, merger, consolidation or reorganization.

2011 Grants

     The following table sets forth the following information with respect to non-employee directors (eight persons) for the fiscal year ended December 31, 2011: (i) stock options granted under the 2006 Directors Plan; (ii) stock awards granted under the 2006 Directors Plan; and (iii) the grant date fair value of stock options and stock awards granted. As discussed above, the executive officers and employees of the Company are not eligible for grants under the 2006 Directors Plan. In 2011, additional stock options and restricted stock awards were granted to certain directors resulting from the leadership structure changes and in recognition of options that had expired unexercised during the year and stock awards with vesting based on achievement of certain performance milestones were granted to directors from the 2011 Incentive Award Plan. Also in May 2011, the vesting of certain outstanding restricted stock awards and the exercise periods of certain outstanding stock options held by Dr. Homcy were modified in connection with his retirement from the Board.

     In May 2011, each director, except for Drs. Barkas, Homcy and Huh, received performance-based restricted stock awards (“PSAs”) covering 5,000 shares in the aggregate that vest during a three-year performance period based on our achievement of each of the following objectives:

  An award of 2,500 PSAs with vesting based on achievement of a clinical development milestone related to Phase 2 clinical trial data for the GRN1005 program; and

  An award of 2,500 PSAs with vesting based on achievement of a clinical development milestone related to Phase 3 clinical trials for the GRN1005 program.

For Dr. Barkas, the performance-based restricted stock awards were 5,000 shares for each of the milestones noted above and for Dr. Huh, the awards were 10,000 shares for each of the milestones noted above.

			Option	Stock
			Awards	Awards	Grant Date Fair Value of Option
			Granted	Granted	and Stock Awards Granted
	Grant		During 2011	During 2011	During 2011
Director	Date		(#)	(#)	($)(1)
Barkas, Alexander	3/9/11	(2)	37,500	—	$102,083
	3/9/11	(3)	—	18,750	$93,750
	5/11/11	(4)	28,000	—	$74,256
	5/11/11	(5)	—	14,000	$68,740
	5/11/11	(6)	—	5,000	$24,550
	5/20/11	(7)	—	5,000	$23,250
	5/20/11	(8)	—	5,000	$23,250

Eastham, Karin	5/11/11	(4)	18,000	—	$47,736
	5/11/11	(9)	15,000	—	$39,780
	5/11/11	(5)	—	9,000	$44,190
	5/20/11	(7)	—	2,500	$11,625
	5/20/11	(8)	—	2,500	$11,625

			Option	Stock
			Awards	Awards	Grant Date Fair Value of Option
			Granted	Granted	and Stock Awards Granted
	Grant		During 2011	During 2011	During 2011
Director	Date		(#)	(#)	($)(1)
Fritzky, Edward	5/11/11	(4)	14,000	—	$37,128
	5/11/11	(5)	—	7,000	$34,370
	5/11/11	(10)	—	7,500	$36,825
	5/11/11	(11)	—	2,500	$12,275
	5/11/11	(12)	—	4,073	$20,000
	5/20/11	(7)	—	2,500	$11,625
	5/20/11	(8)	—	2,500	$11,625

Hofstaetter, Thomas	5/11/11	(4)	12,000	—	$31,824
	5/11/11	(13)	15,000	—	$39,780
	5/11/11	(5)	—	6,000	$29,460
	5/11/11	(12)	—	4,073	$20,000
	5/20/11	(7)	—	2,500	$11,625
	5/20/11	(8)	—	2,500	$11,625

Homcy, Charles	5/11/11	(4)	10,000	—	$26,520
	5/11/11	(5)	—	5,000	$24,550

Huh, Hoyoung	3/9/11	(2)	75,000	—	$204,165
	3/9/11	(3)	—	37,500	$187,500
	5/20/11	(14)	57,500	—	$144,262
	5/20/11	(15)	15,000	—	$37,634
	5/20/11	(16)	—	28,750	$133,688
	5/20/11	(7)	—	10,000	$46,500
	5/20/11	(8)	—	10,000	$46,500

Kiley, Thomas	5/11/11	(4)	12,000	—	$31,824
	5/11/11	(5)	—	6,000	$29,460
	5/11/11	(10)	—	7,500	$36,825
	5/11/11	(17)	—	2,500	$12,275
	5/11/11	(12)	—	4,073	$20,000
	5/20/11	(7)	—	2,500	$11,625
	5/20/11	(8)	—	2,500	$11,625

Spiegel, Robert	5/11/11	(4)	10,000	—	$26,520
	5/11/11	(15)	15,000	—	$39,780
	5/11/11	(5)	—	5,000	$24,550
	5/11/11	(12)	—	2,037	$10,000
	5/20/11	(7)	—	2,500	$11,625
	5/20/11	(8)	—	2,500	$11,625
____________________

(1)	Amounts represent the grant date fair value of stock options and stock awards calculated in accordance with FASB ASC Topic 718. For additional information, refer to Note 10 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011 regarding assumptions underlying the valuation of equity awards and the calculation method.

(2)	Stock option vests in a series of 48 equal consecutive monthly installments commencing on February 8, 2011, provided the director continues to provide services to the Company.

(3)	Restricted stock award vests in a series of four equal consecutive annual installments commencing on February 8, 2011, provided the director continues to provide services to the Company.

(4)	Stock option was fully vested upon grant.

(5)	Restricted stock award vests in a series of four equal consecutive annual installments commencing on the date of grant, provided the director continues to provide services to the Company.

(6)	Restricted stock award vests in two equal consecutive annual installments commencing on March 20, 2011, provided the director continues to provide services to the Company.

(7)	Restricted stock award vests upon achievement of a clinical development milestone related to Phase 2 clinical trial data for the GRN1005 program during a 19-month performance period.

(8)	Restricted stock award vests upon achievement of a clinical development milestone related to Phase 3 clinical trials for the GRN1005 program during a 37-month performance period.

(9)	Stock option vests in a series of three equal consecutive annual installments commencing on March 30, 2009, provided the director continues to provide services to the Company.

(10)	Restricted stock award vests in a series of two equal consecutive annual installments commencing on May 19, 2011, provided the director continues to provide services to the Company.

(11)	Restricted stock award vests in a series of two equal consecutive annual installments commencing on July 10, 2011, provided the director continues to provide services to the Company.

(12)	Stock award represents payment of annual director compensation in lieu of cash as of May 11, 2011 at $4.91 per share. Award was fully vested upon grant.

(13)	Stock option vests in a series of three equal consecutive annual installments commencing on March 25, 2010, provided the director continues to provide services to the Company.

(14)	Stock option vests in a series of 48 equal consecutive monthly installments commencing on the date of grant, provided the director continues to provide services to the Company.

(15)	Stock option vests in a series of three equal consecutive annual installments commencing on May 19, 2010, provided the director continues to provide services to the Company.

(16)	Restricted stock award vests in a series of four equal consecutive annual installments commencing May 28, 2011, provided the director continues to provide services to the Company.

(17)	Restricted stock award vests in a series of two equal consecutive annual installments commencing on September 18, 2011, provided the director continues to provide services to the Company.

     The following table sets forth stock options and stock awards outstanding for each non-employee director as of December 31, 2011.

	Option Awards Outstanding		Stock Awards Outstanding
	as of December 31, 2011		as of December 31, 2011
Director	Exercisable (#)	Unexercisable (#)	Unvested (#)
Barkas, Alexander	490,656	—	—
Eastham, Karin	90,200	20,300	68,375
Fritzky, Edward	206,292	1,458	76,373
Hofstaetter, Thomas	36,375	40,000	56,703
Homcy, Charles	115,000	—	—
Huh, Hoyoung	44,010	148,490	131,250
Kiley, Thomas	137,625	1,875	74,436
Spiegel, Robert	30,000	40,000	55,000

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board has adopted, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation to increase our authorized number of shares of Common Stock from 200,000,000 shares to 300,000,000 shares.

     The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the current outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of the Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment to our Restated Certificate of Incorporation, in substantially the form of Appendix 1 hereto, with the Secretary of State of the State of Delaware.

     In addition to the 132,259,325 shares of Common Stock outstanding as of March 20, 2012, the Board has reserved 29,709,037 shares for issuance upon exercise of options and rights granted under our stock option and stock purchase plans and up to approximately 7,006,305 shares of Common Stock which may be issued upon exercise of warrants and future milestone obligations.

     Although at present the Board has no plans to issue additional shares of Common Stock other than as described above, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or technologies.

     The increase in our authorized shares of Common Stock could also have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

Vote Required and Board Recommendation

     Stockholders are requested in this proposal to approve this amendment to our Restated Certificate of Incorporation. The affirmative vote of a majority of the outstanding shares of Common Stock will be required to approve this proposal. Accordingly, proxies reflecting abstentions or broker non-votes, if any, as to this proposal will be treated as votes against the amendment.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 2

PROPOSAL 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

     As required by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Board is requesting stockholders to vote, on a non-binding advisory basis, to approve the compensation paid to Geron’s Named Executive Officers as disclosed in this Proxy Statement in the sections entitled, “Compensation Discussion and Analysis” and “Executive Compensation Tables.” This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation of Geron’s Named Executive Officers.

     As discussed in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, Geron’s executive compensation strategy and structure is based on the following principles: a) reward successful execution of business strategy; b) attract and retain qualified talent; and c) align management and stockholder interests. The executive compensation program is designed to achieve four primary objectives:

1.	Ensure base pay is competitive for the role or job to be performed and to retain the executive officer for succession planning while providing reasonable and responsible pay arrangements in order to maintain a sustainable cost framework.

2.	Recognize achievement of annual goals and milestones through annual incentives.

3.	Reward successful completion of long-term goals and enhancement of stockholder wealth through the long-term incentive program.

4.	Provide a cost effective but competitive benefits package that promotes a positive work environment, fostering teamwork among and high morale within the executive team.

     The Compensation Committee actively reviews and assesses our executive compensation program in light of the highly competitive employment environment in the San Francisco Bay Area, the challenge of recruiting, motivating and retaining executive officer in an industry with much longer business cycles than other commercial industries, and evolving compensation governance and best practices. In reconciling these areas, the Compensation Committee strives to act in the long-term best interests of the Company and its stockholders and believes that Geron’s executive compensation programs are strongly aligned with the long-term interests of our stockholders. In determining whether to approve this proposal, the Compensation Committee believes that stockholders should consider the following:

  Independent Compensation Committee. Executive compensation is reviewed and established by our Compensation Committee of the Board consisting solely of independent directors. The Compensation Committee meets in executive session, without executive officers present, in determining annual compensation.

  Emphasis on Pay for Performance. Bonuses are paid based on our achievement of pre-established corporate goals related to our operational and financial performance, as well as achievement of individual objectives. This provides a direct link between executive compensation and our operational and financial performance and motivates our executive officers to implement strategic initiatives in order to meet or exceed pre-established corporate goals.

  Equity is Used as a Key Component of Compensation and Aligns our Compensation Programs with the Long-Term Interests of our Stockholders. The largest portion of our Named Executive Officers’ 2011 compensation consisted of performance- and equity-based compensation which provides a direct link between executive compensation and our operational and financial performance. Stock options were a key component of our 2011 compensation program and closely align the long-term interests of our executives with those of our stockholders because the recipient will only realize a return on the option if our stock price increases over the life of the option. In addition, the performance-based restricted stock awards granted in fiscal 2011 to our Named Executive Officers will only be earned if we achieve specific clinical development milestones.

  Limited Personal Benefits. Our executive officers are eligible for the same benefits as non-executive, salaried employees, and do not receive any personal benefits other than limited perquisites consisting of tax and financial planning services and a housing allowance and travel reimbursement allowance for Dr. Scarlett, our President and Chief Executive Officer.

  No Tax Gross-Ups on Compensation. None of our executive officers receive tax related gross-ups on any element of compensation.

  Severance Benefits Only Payable upon a Qualifying Termination of Employment. Executive officer employment agreements and our Change of Control Severance Plan require an actual or constructive termination of employment before any benefits are paid.

  No Retirement Benefits. We do not offer any pension plans or health benefits during retirement.

Advisory Vote and Board Recommendation

     We request stockholder approval of the 2011 compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables and the narrative disclosures that accompany the compensation tables within the “Executive Compensation Tables” section of this Proxy Statement). This vote is not intended to address any specific element of compensation, but rather the overall compensation of our Named Executive Officers and the compensation philosophy, policies and practices described in this Proxy Statement.

     Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

     “RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation paid to Geron’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in the Proxy Statement relating to the Company’s 2012 Annual Meeting of Stockholders.”

     Approval of the above resolution requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at this meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

     Stockholders are not being asked to approve or disprove the Board’s recommendation. As this is an advisory vote, the outcome of the vote is non-binding to us with respect to future executive officer compensation decisions, including those related to our Named Executive Officers, or otherwise. However, the Board and the Compensation Committee will review the results of the vote and take them into account when considering future executive officer compensation policies and decisions.

     The Board has approved holding a “say-on-pay” advisory vote every year. Unless the Board modifies its policy on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the 2013 Annual Meeting of Stockholders.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 3

COMPENSATION DISCUSSION AND ANALYSIS

Overview

     This Compensation Discussion and Analysis describes our compensation program as it relates to our Named Executive Officers as defined below. In this Compensation Discussion and Analysis, we present and discuss:

  an executive summary of our compensation program for our Named Executive Officers for the 2011 fiscal year;

  executive management changes in 2011 and 2012;

  an overview of our executive compensation programs;

  the role of the Compensation Committee;

  the process the Compensation Committee follows in deciding how to compensate our Named Executive Officers with equity;

  2011 Corporate Performance; and

  a detailed discussion and analysis of the Compensation Committee’s specific decisions about the compensation of our Named Executive Officers for fiscal year 2011.

     This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs summarized in this discussion.

Executive Summary

     2011 was a year of significant change for the Company as it narrowed its focus to the oncology therapeutic area and incorporated a new management team. In November 2011, we announced a decision to focus exclusively on the development of our oncology programs. As a consequence, we discontinued further development of our stem cell programs and intend to divest these programs in 2012. The decision to narrow our technology and therapeutic focus was made after a strategic review of the costs, value inflection timelines and clinical, manufacturing and regulatory complexities associated with our research and clinical-stage assets. By narrowing our focus to the oncology therapeutic area, we anticipate having sufficient financial resources to reach important near-term oncology value inflection points for stockholders with minimal near-term financing requirements.

     Even with the significant changes in management and strategic focus, the clinical development of the Company’s lead oncology programs continued to advance in 2011. Two randomized Phase 2 clinical trials of imetelstat in solid tumors continued enrollment throughout 2011: a study in patients with metastatic breast cancer (B014) and a study in patients with advanced non-small cell lung cancer (B012). These two trials require that a sufficient number of progression events occur in order to perform the planned data analyses. We anticipate an accrual of such events that will allow us to report top-line data from these two Phase 2 trials by the end of 2012. Two single-arm Phase 2 trials of imetelstat in hematological malignancies were initiated in the first quarter of 2011 to evaluate the impact of the drug on cancer progenitor cells: a study in patients with essential thrombocythemia (B015) and an exploratory study in patients with multiple myeloma (B013). Top-line data from these two trials are expected to be available by the end of 2012. Two Phase 2 clinical trials of GRN1005 were launched in the fourth quarter of 2011. Both trials, GRABM-B (GRN1005 Against Brain Metastases – Breast Cancer) and GRABM-L (GRN1005 Against Brain Metastases – Lung Cancer), were initiated in December 2011. We expect top-line data from these trials to be available by the end of the second quarter of 2013.

     The compensation decisions in 2011 were influenced by a challenging market environment for the Company and the industry, the strategic decision to focus exclusively on our oncology programs and management transitions during the year. Highlights of significant compensation actions include:

  Continuation of wage freeze since year-end 2008 for all executive officers and other employees;

  Bonus targets set at the same levels since 2009 for all executive officers and other employees; and

  Severance and separation benefits for departing executive officers reflect employment agreement obligations and consideration for a general release of claims against the Company.

Executive Management Changes in 2011 and 2012

     In February 2011, the Board implemented a new leadership structure for the Company by appointing: (i) Mr. Greenwood as President, Interim Chief Executive Officer, Chief Financial Officer, and a member of the Board, (ii) Hoyoung Huh, M.D., Ph.D., as Executive Chairman of the Board and (iii) Alexander E. Barkas, Ph.D., as Lead Independent Director of the Board. In conjunction with the implementation of the new leadership structure, Dr. Okarma, left the Company as President and Chief Executive Officer and as a member of the Board, effective February 8, 2011.

     In September 2011, John A. Scarlett, M.D., was appointed Chief Executive Officer.

     In connection with the November 2011 decision to discontinue the Company’s stem cell programs, a total of 66 positions were eliminated, which included positions held by Jane S. Lebkowski, Ph.D., Senior Vice President and Chief Scientific Officer, and Katharine E. Spink, Ph.D., Senior Vice President, Alliance Management and Cell Therapy Product Development. Drs. Lebkowski and Spink left the Company on December 31, 2011.

     Mr. Greenwood left the Company as President and Chief Financial Officer on December 31, 2011. In January 2012, Dr. Scarlett was appointed as President, in addition to his role as Chief Executive Officer. In January 2012, Graham K. Cooper was appointed Executive Vice President, Finance and Business Development, and Chief Financial Officer. Mr. Cooper will provide direction for all financial matters for Geron and be responsible for new business opportunities and investor relations for the Company.

     This Compensation Discussion and Analysis section discusses our executive compensation policies and programs and the compensation decisions made in 2011 for the following executive officers, collectively referred to herein as the “Named Executive Officers”:

  Dr. John A. Scarlett, President and Chief Executive Officer (appointed as Chief Executive Officer in September 2011 and additionally, as President in January 2012);

  Mr. David L. Greenwood, former President and Chief Financial Officer;

  Dr. Stephen M. Kelsey, Executive Vice President, Head of Research & Development, and Chief Medical Officer;

  Ms. Melissa A. Behrs, Senior Vice President, Strategic Portfolio Management, Product Development and Manufacturing;

  Dr. David J. Earp, Senior Vice President, Corporate Transactions, and Chief Legal Officer;

  Dr. Thomas B. Okarma, former President and Chief Executive Officer;

  Dr. Jane S. Lebkowski, former Senior Vice President and Chief Scientific Officer; and

  Dr. Katharine E. Spink, former Senior Vice President, Alliance Management and Cell Therapy Product Development.

Overview of Our Executive Compensation Program

Philosophy & Objectives

     The overall objective of our compensation program is to support our business objectives by attracting, retaining and engaging the highest caliber of executive officers and other employees, while maintaining a fiscally responsible position in a highly competitive employment environment. Consistent with this overall objective, the goals of our executive compensation program are to:

  attract and retain executive officers that can capably lead the Company by incentivizing with competitive cash and non-cash compensation opportunities;

  enable a high performing culture by employing and retaining successful experienced executive officers;

  encourage and inspire our executive officers to achieve key corporate strategic and financial objectives by linking incentive award opportunities to the achievement of individual and corporate goals; and

  align the interests of our executive officers with stockholders by motivating executive officers to focus on achievements that will result in an increase of value for our stockholders and reward executive officers for excellence in performance.

     Our Compensation Committee reviews and approves all of our compensation policies relating to executive officers (except the Chief Executive Officer, whose compensation is approved by the Board), including executive officer salaries, bonus and equity incentive compensation. As discussed in further detail below, our 2011 compensation program for our Named Executive Officers (as defined above) consisted of, and was intended to strike an appropriate balance among base salary, annual cash incentive bonuses and equity incentive awards. The Compensation Committee strives to act in the best interest of the Company and its stockholders, as well as ensure that the elements of compensation do not, individually or in the aggregate, encourage excessive risk taking.

Components

     The components of our executive compensation program consist primarily of base salary, annual cash incentive bonuses, equity awards and broad-based benefits. To provide competitive total direct compensation to our executive officers, we utilize a mix of cash (base salaries and annual incentives) and long-term incentives (equity awards) that are competitive with the market. The Compensation Committee has structured the Company’s compensation program as follows to ensure that our executive officers are compensated in a manner consistent with stockholder interests, competitive pay practices and applicable requirements of regulatory bodies.

  Base Salary. Base salaries for executive officers are reviewed by the Compensation Committee on an annual basis. Any increases in base salary are based on an evaluation of the individual’s performance as well as the individual’s criticality to the Company’s future plans. Merit increases typically take effect as of January 1st of the new fiscal year.

  Annual Cash Incentives. Annual incentive awards are awarded on a discretionary basis at the end of each year in accordance with pre-defined target payouts, the criteria set forth in Geron’s compensation guidelines and based on achievement of corporate and individual goals. The Board approves the corporate goals.

  Equity Incentive Compensation. Long-term incentive awards, comprised of stock option grants and restricted stock awards, are designed to encourage long-term investment by our executive officers, thereby strongly aligning executives’ interests with the interests of our stockholders. To further our compensation philosophy of linking long-term compensation with performance, the Compensation Committee granted performance-based restricted stock awards (PSAs) in 2010 and 2011 to certain employees, including our executive officers, and members of the Board. The vesting for these PSAs is based on the achievement of certain corporate objectives and market price thresholds of our Common Stock. These PSAs either will not vest at all or will vest 100% upon achievement of the specified performance criteria as certified by the Compensation Committee.

  Broad-Based Benefits. Benefit programs are offered to all employees, including executive officers. These programs include a variety of health insurances, 401(k) plan, Employee Stock Purchase Plan and flexible spending 125 cafeteria plan covering health and dependent care services. We currently do not offer pension or retirement benefits to employees. Executive officers receive limited perquisites consisting of tax and financial planning services, and Dr. Scarlett receives housing and travel reimbursement for the commute from his principal residence in Texas.

Role of the Compensation Committee

     The Compensation Committee acts on behalf of the Board with respect to overseeing our compensation policies and programs and in determining compensation for executive officers. Compensation Committee members are independent of the Company’s management and under NASDAQ listing standards. The Compensation Committee exercises judgment in allocating between cash and non-cash compensation. In setting the annual level of cash and equity compensation for our executive officers, the Compensation Committee typically considers various factors. These include: corporate performance, each executive officer’s individual performance, the criticality of each executive officer’s skill set, market data for our industry and defined peer group, and each executive officer’s tenure. Each of these factors is balanced against the Company’s ability to award cash and equity incentives. The Compensation Committee has the authority to retain special counsel and other experts, including compensation consultants, such as Radford, to support their responsibilities in determining executive officer compensation and related programs. In addition, the Compensation Committee may receive documentary support, including industry data from third-party salary survey sources, such as Radford.

     To aid the Compensation Committee in its responsibilities, the Chief Executive Officer, with input and assistance by the General Counsel and senior human resources personnel, provides the Compensation Committee with a variety of information, including analyses and recommendations relating to the Company’s performance, individual performance of executive officers and compensation recommendations for every employee, including all executive officers. The Chief Executive Officer does not participate in the Compensation Committee’s or Board’s deliberations or decisions with regard to his own compensation, which must be approved by the Board.

     At the Compensation Committee’s request, the Chief Executive Officer reviews the performance of the other executive officers with the Compensation Committee, but no other executive officer has any input into executive compensation decisions. The Compensation Committee gives considerable weight to the Chief Executive Officer’s performance evaluations of the other executive officers since he has direct knowledge of each executive’s performance and contributions.

     In 2011, the Compensation Committee reviewed independent survey data, such as the Radford Global Life Sciences compensation survey. The Compensation Committee also reviewed publicly available data from companies with which Geron competes for talent, which included Gilead Sciences, Inc.; Biogen Idec, Inc.; Affymax, Inc.; Amylin Pharmaceuticals Inc. and BioMarin Pharmaceuticals, Inc.

     The Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable publicly held companies. Therefore, in December 2011, the Compensation Committee determined that a definitive group of peer companies was necessary in connection with executive officer, employee and non-employee director compensation matters and engaged Radford to recommend a comparable peer group. Based on Radford’s recommendations, the Compensation Committee approved a specific peer group in January 2012. This peer group, which the Committee uses to review executive officer compensation, consists of 19 publicly traded, U.S-based biotechnology/pharmaceutical companies. The majority of these companies are pre-commercial in nature, and have market capitalizations, headcount range and research and development expenditures that range from one-half of, to two times, those of Geron. The companies comprising our 2012 peer group are:

Affymax	Exelixis	Neurocrine Biosciences
Alnylam Pharmaceuticals	Infinity Pharmaceuticals	NPS Pharmaceuticals
Ardea Biosciences	InterMune	Optimer Pharmaceuticals
Arena Pharmaceuticals	MannKind	Pharmacyclics
DURECT	MAP Pharmaceuticals	Rigel Pharmaceuticals
Dynavax Technologies	Micromet
Enzon Pharmaceuticals	Nektar Therapeutics

Executive Equity Compensation

     Stock option grants and restricted stock awards (including performance-based restricted stock awards) from the 2002 Equity Incentive Plan and 2011 Incentive Award Plan encourage employee ownership in Geron, link pay with performance and align interests of stockholders and employees. Without sustained growth and positive stock price performance, all our employees, including the executive officers, carry the risk that they will not be able to realize significant gains from their equity-based awards. The Compensation Committee determines the size of any stock option grant and restricted stock award according to each executive officer’s position within the Company and sets a level it considers appropriate to create an opportunity for reward predicated on increasing stockholder value. The Compensation Committee takes into account each executive officer’s performance history and his or her potential for future responsibility and promotion. Other factors include long-term incentives previously granted, the amount of actual versus theoretical equity value per year that has been derived to date by the individual, the current actual value of the unvested equity grants for each individual, the percentage of stock option grants with exercise prices greater than the Company’s stock price and the number of stock option grants that have expired unexercised as a result of market conditions. The Compensation Committee has the discretion to give relative weight to each of these factors. There is no set formula for the granting of stock options or other equity awards to individual executive officers or employees.

Equity Grant Practices and Vesting Conditions

     In 2011, stock option grants to newly hired employees were made on the third Wednesday of the month following the new employee’s hire date, except for Dr. Scarlett, where the Board granted his stock option on the date of his appointment as Chief Executive Officer. To facilitate stock option grants to newly hired employees, the Compensation Committee authorized the Stock Option Committee to approve individual grants of equity awards up to 100,000 shares to non-executive employees. Equity awards greater than 100,000 shares or for executive officers are approved by the Compensation Committee. In 2011, the sole members of the Stock Option Committee were Dr. Okarma, Mr. Greenwood and Dr. Scarlett (beginning in September 2011). In 2012, Mr. Cooper joined Dr. Scarlett as a member of the Stock Option Committee. The exercise price of all stock options is equal to the closing price of Geron Common Stock as reported by the NASDAQ Global Select Market on the date of grant so that the recipient will not earn any compensation from his or her options unless our share price increases above the exercise price; thus aligning the interests of our stockholders, and our employees and executive officers, during their employment, for the long-term success of the Company. Geron’s standard practice is to grant options that vest monthly over four years from the date of grant, provided the employee continues to provide services to the Company.

     Annual equity awards to all employees, including executive officers, are typically granted on the same date of the Annual Meeting of Stockholders, which is also the date that non-employee board members receive their equity awards in accordance with the 2006 Directors Plan. The exercise price for the annual stock option grants is equal to the closing price of Geron Common Stock as reported by the NASDAQ Global Select Market on the date of grant and the vest schedule is monthly over four years from the date of grant, provided the employee continues to provide services to the Company. For restricted stock awards, the vesting schedule is typically annually over four years from the date of grant, provided the employee continues to provide services to the Company.

2011 Corporate Performance

     Each year, the Chief Executive Officer presents corporate goals to the Compensation Committee and Board, and the Board approves the goals and assigned weightings. Achievement of these goals impact payouts under our cash incentive program. The weightings for each corporate goal vary year-to-year depending on its importance and business value for the Company and for our stockholders. As part of the annual year-end performance reviews for executive officers, the Compensation Committee (with input from the Chief Executive Officer) evaluates the Company’s overall performance for the given year with respect to the corporate goals and other significant Company performance accomplishments, while taking into consideration the degree of difficulty in achieving the goals and any particular events or circumstances that impacted performance. For 2011, the Compensation Committee evaluated the status of Geron’s development programs, clinical progress and corporate development activities. This necessarily involved a subjective assessment of corporate performance by the Compensation Committee. Moreover, the Compensation Committee did not base its considerations on a single performance area, but rather considered the entire mix of accomplishments, challenges and efforts in evaluating Company performance and recommending a corporate performance factor to the Board for their approval. The table below summarizes our corporate performance, including weightings and our Compensation Committee’s and Board’s assessment of Company performance that was used to calculate the overall corporate performance factor of 75% for 2011.

		2011 Weighting	2011 Result	Total
Corporate Performance Category	Description	(A)	(B)	(A x B)
Clinical Development	Progress of product candidates to and
	through clinical trials
	a) Imetelstat	20%	85%	0.170
	b) GRN1005	15%	100%	0.150
	c) GRNOPC1	15%	67%	0.100
Product Development	Research and development, including
	process improvements
	a) Oncology	5%	100%	0.050
	b) Stem cells	5%	50%	0.025
Corporate Development	Execution of strategic transactions to
	provide external funding over the next
	three years
	a) Public sources	10%	100%	0.100
	b) Private sources	20%	0%	0.000
Administration	Cash management to preserve capital	10%	100%	0.100
Additional Achievements	Corporate restructuring and			0.055
	organizational re-alignment
	Total Corporate Performance Factor			0.750

     Highlights of 2011 accomplishments taken into account by the Compensation Committee and Board in determining overall achievement of the corporate goals and by the Compensation Committee in determining individual performance for the Named Executive Officers, included the following:

Clinical Development

  Patient enrollment ahead of projections for both Phase 2 clinical trials of imetelstat in solid tumors.

  Preliminary assessment of hematologic and pharmacodynamic biomarkers in Phase 2 clinical trial of imetelstat in essential thrombocythemia.

  Patient enrollment behind projections for both Phase 2 clinical trials of imetelstat in hematological malignancies.

  Patient enrollment on track for Phase 1 clinical trial of GRNOPC1 in acute spinal cord injury.

  Initiation of Phase 2 clinical program for GRN1005 with the launch of two clinical trials in patients with brain metastases.

Product Development

  Positive in vivo efficacy data for new molecular entities in oncology research.

  Preclinical large animal safety and efficacy study for GRNCM1.

  Technical challenges with preclinical large animal safety and efficacy study for GRNCHND1.

Corporate Development

  $25 million in funding awarded under California Institute for Regenerative Medicine (CIRM) loan.

  Lack of funding from private sources.

Administration

  Management of cash burn to be less than $65 million in 2011.

Additional Accomplishments

  Significant organizational re-alignment aimed at achieving: a) defined executive leadership roles and responsibilities and b) increased leveraging of development expertise and synergies/efficiencies to be realized from integrated functional and team structures across all Geron programs.

  Comprehensive program evaluation resulting in decision to focus exclusively on oncology programs in order maximize financial resources to achieve near-term value inflection points for stockholders.

2011 Compensation Decisions

Base Salaries

     Consistent with practices in 2009 and 2010, no adjustments were made to incumbent executive officer base salaries in 2011, except for Mr. Greenwood, who received an annual base salary of $500,000 with his appointment to President and Interim Chief Executive Officer in February 2011.

     In September 2011, Dr. Scarlett was appointed Chief Executive Officer and a director of the Company. In accordance with the terms of his negotiated employment agreement, Dr. Scarlett receives an annual base salary of $550,000. In January 2012, the Board appointed Dr. Scarlett as President, and he receives no additional compensation for this appointment.

Annual Cash Incentives

     We have established a bonus structure for all employees, including executive officers, that provides bonuses depending on whether we achieve pre-established corporate goals related to operational and financial performance, as well as achievement of individual objectives. By using an appropriate amount of performance-based compensation, we believe our bonus structure creates a direct link between executive compensation and operational and financial performance to provide further motivation for our executive officers to implement strategic initiatives in order to meet or exceed pre-established corporate goals. Every employee, including executive officers, has an established potential award, which is equal to a percentage of the employee’s base salary. The percentage increases with increasing rank in the Company. The bonus targets for executive officers in 2011 ranged from 40% to 60% of base salary depending on the executive officer’s position. The executive officers’ 2011 bonus targets were set at the same levels as in 2010. In connection with Dr. Scarlett’s negotiated employment agreement, he is eligible to receive an annual bonus of up to 60% of his annual base salary, payable at the discretion of the Board.

     Each employee’s bonus amount is calculated using individual and corporate performance factors with increasing weight on Company performance for more senior employees. There are no minimum payouts and the only multipliers that would increase a bonus amount above the targets apply to the individual performance component. The corporate performance factor ranges from 0 to 1.0 and is assigned by the Compensation Committee (as discussed above) based upon its qualitative assessment of Company performance against corporate goals. Individual performance factors for 2011 ranged from 0 to 1.25 and were based on a supervisor’s assessment of an employee’s performance. As noted below, the Chief Executive Officer reviews the performance of the other executive officers and each Board member conducts an independent assessment of the Chief Executive Officer’s performance, which is submitted to the Compensation Committee for tabulation and evaluation. The Compensation Committee may approve an individual performance factor above 1.25 upon evaluation of appropriate criteria.

     The Compensation Committee’s assessment of the executive officer’s level of attainment of individual performance goals becomes the individual performance factor used in the calculation of the bonus for the end of the year (as described in the table set forth below which illustrates the calculation of the 2011 bonus awarded as a percentage of salary).

     The following are the bonus targets and weighting percentages used to calculate the 2011 bonus for the Named Executive Officers as well as the 2011 actual bonus percentage awarded.

	(A)	(B)	(C)	(D)	(E)	= (A*B*C)
						+ (A*D*E)
						Bonus
	Bonus	Corporate	Corporate	Individual	Individual	Awarded
	Potential as a	Performance	Performance	Performance	Performance	as a % of
Officer and Position	% of Salary	Weighting	Factor	Weighting	Factor	Salary
John A. Scarlett, M.D.
President and Chief Executive Officer(1)	60%	80%	N/A	20%	N/A	N/A
David L. Greenwood(2)
Former President and Chief Financial Officer	60%	80%	0.75	20%	1.00	48%
Stephen M. Kelsey, M.D., F.R.C.P., F.R.C.Path.
Executive Vice President, Head of R&D, and
Chief Medical Officer	45%	80%	0.75	20%	1.35	39%
Melissa A. Behrs
Senior Vice President, Strategic Portfolio
Management, Product Development and
Manufacturing	40%	80%	0.75	20%	1.20	34%
David J. Earp, J.D., Ph.D.
Senior Vice President, Corporate Transactions, and
Chief Legal Officer	40%	80%	0.75	20%	1.20	34%
Thomas B. Okarma, Ph.D., M.D.(3)
Former President and Chief Executive Officer	60%	80%	N/A	20%	N/A	N/A
Jane S. Lebkowski, Ph.D.(2)
Former Senior Vice President and
Chief Scientific Officer	40%	80%	0.75	20%	1.00	32%
Katharine E. Spink, Ph.D.(2)
Former Senior Vice President,
Alliance Management and Cell Therapy
Product Development	40%	80%	0.75	20%	1.00	32%
____________________

(1)	As Dr. Scarlett joined the Company in September 2011, he agreed that he would not receive an annual incentive award in 2011. The Compensation Committee will assess Dr. Scarlett’s performance from September 2011 through December 2012 when considering his annual incentive award for 2012.

(2)	In connection with their separation agreements, Mr. Greenwood, Dr. Lebkowski and Dr. Spink each received a bonus payment in 2011. See the “Severance and Change in Control Benefits” section below for a description of the benefits Mr. Greenwood, Dr. Lebkowski and Dr. Spink received in connection with their separation from the Company.

(3)	Dr. Okarma did not receive an annual incentive award in 2011 as he separated employment from the Company in February 2011.

Assessment & Achievement of 2011 Individual Executive Officer Goals

     The Chief Executive Officer evaluates individual performance for the other executive officers through written evaluations. He provides the evaluations to the Compensation Committee along with his recommendations for each executive officer’s individual performance factor. The Compensation Committee reviews the performance and assessment of each executive officer. The Compensation Committee obtains reviews of the Chief Executive Officer from each Board member to evaluate the Chief Executive Officer, and makes a recommendation to the Board on his individual performance factor. For his service in 2011, Dr. Scarlett agreed that he would not receive a annual incentive award in 2011. The Compensation Committee will assess Dr. Scarlett’s performance from September 2011 through December 2012 when considering his annual incentive award for 2012.

     For 2011, the Compensation Committee concurred with Dr. Scarlett’s recommendation for each executive officer’s achievement of his or her individual performance goals and concluded that each Named Executive Officer on an overall basis had achieved his or her individual goals, which included support of the corporate initiatives mentioned above and also departmental and functional goals, as described in detail below.

     Dr. Kelsey was awarded an individual performance factor of 1.35. Dr. Kelsey’s achievements included:

  Assuming leadership of research and development across programs and integrating the entire function with a new team-based and governance structure;

  Assembling and managing a new team for GRN1005 clinical development;

  Assuming the therapeutic development team lead role for GRNOPC1 clinical development and target product profile;

  Overseeing the transformation of the imetelstat NSCLC Phase 2 study from being behind enrollment projections at the beginning of the year to exceeding enrollment projections at the end of the year; and

  Focusing the activities of the Company’s oncology research efforts and instituting a research team system and separate research governance system, that include functional and cross-functional review.

     Ms. Behrs was awarded an individual performance factor of 1.20. Ms. Behr’s achievements included:

  Leading a comprehensive technology transfer process for GRN1005;

  Managing the GRN1005 team to develop 2011-2013 strategic imperatives, 2011 program goals and initial refinement of the Phase 2 clinical development plan in brain metastases;

  Providing effective leadership of the program management function;

  Conceptualizing and leading the implementation of an integrated annual planning process for the Company’s 2012-2013 budgets; and

  Establishing new commercial and financial planning functions.

     Dr. Earp was awarded an individual performance factor of 1.20. Dr. Earp’s achievements included:

  Organizing and leading the legal team in the development of an efficient and timely process of executing clinical trial agreements for imetelstat and GRN1005 Phase 2 clinical trials, which enabled patient enrollment rates to be ahead of projections in the imetelstat solid tumor studies as of the end of 2011;

  Participating as a member of the joint development committee for the Geron-Angiochem collaboration;

  Negotiating and executing funding and loan agreements with the California Institute for Regenerative Medicine (CIRM) and maintaining a positive working relationship with CIRM leadership despite the discontinuation of the Company’s stem cell programs;

  Serving as Executive Chairman of ViaGen, Inc. and assisting them with the development of a new business strategy to progress towards cash break-even operations;

  Achieving a successful outcome in the GemVax appeal at the Board of Appeals of the European Patent Office relating to the challenge against Geron’s European patent for telomerase; and

  Overseeing the strategy for the patent interference with ViaCyte, Inc., including successful defense against a threshold dispositive motion.

     The individual performance factors awarded to Mr. Greenwood, Dr. Lebkowski and Dr. Spink at 1.0 each were assigned in connection with their separations from the Company and their separation agreements. For a further description of the benefits paid under the separation agreements, see the “Severance and Change in Control Benefits” section below.

Annual Equity Compensation

     In May 2011, the Compensation Committee granted a mix of stock options and restricted stock awards to all Geron employees, including executive officers. The Compensation Committee first pre-approved a grant guideline, based on employee level and individual performance ratings at the end of 2010. This guideline determined the maximum number of options and restricted stock awards that could be awarded to an employee, including executive officers. Option grants were awarded to all executive officers at one half the maximum guideline in 2011. Restricted stock awards for employees, including executive officers, were equal to one-half the number of shares of the employee’s option grant.

     Additionally, the Compensation Committee approved the grant of performance-based restricted stock awards (PSAs) to certain employees, including executive officers and members of the Board, in connection with the clinical development of GRN1005. The vesting of each PSA is linked to the achievement of specific corporate objectives during a defined performance period, which must be certified by the Compensation Committee. Allocation of the PSAs amongst employees, including executive officers and members of the Board, was based on the potential contributions, accountability and influence an individual had on the outcome of the particular performance milestones. Performance criteria for the 2011 PSA grants are:

  Clinical development milestone related to Phase 2 clinical trial data for the GRN1005 program during a 19-month performance period beginning May 2011.

  Clinical development milestone related to Phase 3 clinical trials for the GRN1005 program during a 37-month performance period beginning May 2011.

     In September 2011, the Board approved the terms of the employment agreement for Dr. Scarlett. After considering the new hire equity awards granted to current executive officers and executive officers of competitive companies and equity awards granted in the past to Dr. Okarma, former President and Chief Executive Officer, the Board approved a stock option grant of 1,000,000 shares to Dr. Scarlett.

     See section “Grants of Plan-Based Awards” on page 44 for additional information regarding stock option grants, restricted stock awards and performance-based restricted stock awards to Named Executive Officers in 2011.

Other Compensation

     Geron offers a comprehensive array of benefit programs to its employees, including Named Executive Officers. These include:

  Comprehensive medical, dental, vision coverage and life insurance;

  A “cafeteria” plan administered pursuant to Section 125 of the Internal Revenue Code of 1986, as amended (the “Code”). The cafeteria plan includes Geron’s medical and dental insurance, medical reimbursement, and dependent care reimbursement plans;

  A 401(k) plan. For 2011, the Company matched 100% of each employee’s annual contributions in Geron Common Stock, subject to a certain vesting schedule commencing from the employee’s start date; and

  The Employee Stock Purchase Plan, which is implemented and administered pursuant to Section 423 of the Code.

     Executive officers pay for 30% of their health premium cost, which is deducted from their gross salary. Other employees pay either 16% or 25% of their health premium cost.

     The Company does not offer any pension plans or health benefits during retirement.

Perquisites

     Executive officers receive limited perquisites consisting of tax and financial planning services. We believe that providing these benefits is a relatively inexpensive way to enhance the competitiveness of the executive’s compensation package.

     In accordance with his employment agreement, Dr. Scarlett receives reimbursement for housing (not to exceed $2,000 per month) and travel costs (not to exceed $20,000 per year) in connection with the commute from his personal residence in Texas. Dr. Scarlett does not receive separate compensation for serving as a member of the Board.

Severance and Change in Control Benefits

     In September 2002, the Board approved a Change of Control Severance Plan (the “Severance Plan”) that became effective on January 21, 2003 and was subsequently revised in October 2006 and December 2008. The Severance Plan applies to all employees, and provides for each employee to receive a severance payment upon a triggering event following a change in control. A triggering event is defined as an event where (i) an employee is terminated by the Company without cause in connection with a change in control or within 12 months following a change in control; or (ii) an employee is not offered comparable employment (new or continuing) by the Company or the Company’s successor or acquirer within 30 days after the change in control or any employment offer is rejected; or (iii) after accepting (or continuing) employment with the Company after a change in control, an employee resigns within six months following a change in control due to a material change in the terms of employment. Severance payments range from three to 18 months of base salary, depending on the employee’s position with the Company, payable in a lump sum payment. The severance payment would be 18 months for the Chief Executive Officer and 15 months for the Named Executive Officers. In addition to a cash payment, the Company will also pay health insurance premiums under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for each employee through the earlier of the end of his or her severance period or the time that the employee obtains other coverage. Change in control provisions in the Severance Plan are intended to allow executive officers to focus their attention on our business operations in the face of the potentially disruptive impact of a proposed change in control transaction, to assess takeover bids objectively without regard to the potential impact on their own job security and to allow for a smooth transition in the event of a change in control of the Company.

     In the event of a merger, acquisition or similar change in control of the Company, the 1992 Stock Option Plan, the 1996 Directors’ Stock Option Plan, the 2002 Equity Incentive Plan, the 2006 Directors Plan and the 2011 Incentive Award Plan provide that each outstanding option and award will accelerate so that each option will be fully exercisable for all of the shares subject to such option immediately prior to the effective date of the transaction and each other type of award shall be fully vested. In addition, upon the occurrence of such transaction, the 2002 Equity Incentive Plan, the 2006 Directors Plan and the 2011 Incentive Award Plan provide that all of the outstanding repurchase rights of the Company with respect to shares of Common Stock acquired upon exercise of options granted, as well as shares of restricted stock, under the 2002 Equity Incentive Plan, the 2006 Directors Plan and the 2011 Incentive Award Plan will terminate.

     In January 2003, the Company entered into employment agreements with certain executive officers and key employees which were amended in 2008 to comply with the requirements of Code Section 409A. These agreements provide for severance pay, in lump-sum payment, equal to a percentage of annual salary and accrued bonus plus benefits continuation for one year to the affected executive officer in the event his or her employment is terminated involuntarily without cause. Payments under these agreements are to be reduced by the amount of any payments made under the Severance Plan previously described. The employment agreements provide that such executive officers may not interfere with the business of the Company by soliciting or attempting to solicit any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any competitor of the Company and most provide a general release of claims. Currently, the only Named Executive Officers with such employment agreements are Ms. Behrs and Dr. Earp, and each is entitled to a severance payment of 110% of their respective base salary.

     In September 2011, the Company entered into an employment agreement with Dr. Scarlett, in connection with his appointment as Chief Executive Officer of the Company. Under Dr. Scarlett’s employment agreement, in the event of a Covered Termination (as defined under the agreement): (i) he will be entitled to a lump-sum severance payment equal to twenty-four (24) months of his base salary then in effect as of such termination and any unpaid Annual Bonus, (ii) Dr. Scarlett and his covered dependents will also be eligible to continued healthcare coverage as permitted by COBRA for a period of one (1) year following a Covered Termination at the same cost as in effect immediately prior to such termination; and (iii) the vested portion of any stock options or other exercisable equity interest in the Company shall remain outstanding until the earlier of the second anniversary of the date of termination and the original expiration date of such award. Dr. Scarlett will also be eligible to participate in Geron’s Severance Plan in the event of a change in control.

     The Compensation Committee believes that severance benefits such as these remain essential to fulfill our objective to recruit, retain and develop key management talent in the competitive market. These arrangements enable the Company to recruit and retain high-quality new management talent because they provide reasonable protection to the executive officer in the event that he or she is not retained under limited circumstances.

     In conjunction with the implementation of the new leadership structure, Thomas B. Okarma, Ph.D., M.D., left as Geron’s President and Chief Executive Officer and as a member of the Board, effective February 8, 2011. On February 11, 2011, the Company and Dr. Okarma entered into a Transition and Separation Agreement (the “Okarma Agreement”), effective as of February 19, 2011, that provided for, among other things, a lump-sum cash severance payment of $802,500 and up to 12 months of continued health care coverage under COBRA which he was entitled to receive in connection with his termination of employment under his 2003 employment agreement, and the full acceleration of vesting and exercisability of previously unvested stock options. In addition, the exercise period of all stock options held by Dr. Okarma was extended to the earlier of February 8, 2014 or the original expiration date of such stock option. As consideration, Dr. Okarma provided the Company with a general release of claims against the Company. In addition, pursuant to the Okarma Agreement, Dr. Okarma agreed to serve as a non-exclusive independent consultant to the Company until July 9, 2013 and will receive for such services an aggregate of $401,250 in consulting fees, payable in quarterly installments, and a lump-sum cash payment of $72,000 that is intended to compensate Dr. Okarma for expenses incurred by him in connection with office space and administrative support during the consulting period. Dr. Okarma was also entitled to vesting of service-based restricted stock awards that vested in full on August 8, 2011. Unvested shares of performance-based restricted stock awards held by Dr. Okarma will remain eligible for vesting based on his continued service as a consultant and in accordance with the original terms of the award if the respective performance conditions are achieved by July 9, 2013. The Company was also obligated to pay Dr. Okarma $24,000 to compensate him for healthcare benefits not covered by Medicare and up to $12,500 for the reimbursement of legal fees. The indemnification and confidentiality provisions of his 2003 employment agreement with the Company remain in full force and effect.

     In connection with the appointment of David L. Greenwood in February 2011 as President, Interim Chief Executive Officer and Chief Financial Officer of the Company, the Company entered into a new employment agreement with Mr. Greenwood. Under Mr. Greenwood’s employment agreement, in the event of a Covered Termination (as defined under the agreement): (i) he was entitled to a lump-sum severance payment equal to 150% of his annual base salary in effect and (ii) continued healthcare coverage as permitted by COBRA for a period of two (2) years following a Covered Termination at the same cost as in effect immediately prior to such termination. On December 31, 2011, Mr. Greenwood’s employment with the Company terminated due to a Covered Termination. On January 30, 2012, the Company and Mr. Greenwood entered into a Transition and Separation Agreement (the “Greenwood Agreement”), effective February 7, 2012, that provides for, among other things, a lump-sum cash severance payment of $750,000 and 12 months of continued health care coverage under COBRA, consistent with Mr. Greenwood’s 2011 employment agreement. In addition, Mr. Greenwood received a lump-sum cash bonus payment of $235,800 for 2011, and the exercise period of all exercisable stock options held by Mr. Greenwood was extended to the earlier of December 31, 2013 or the original expiration date of such stock options. The Company is also obligated to pay Mr. Greenwood up to $5,000 for the reimbursement of legal fees in connection with the Greenwood Agreement. The Greenwood Agreement also provides that the indemnification and confidentiality provisions of Mr. Greenwood’s 2011 employment agreement remain in full force and effect. In consideration of the entry into the Greenwood Agreement and the separation benefits described above, Mr. Greenwood provided the Company with a general release of claims against the Company. In addition pursuant to the Greenwood Agreement, Mr. Greenwood agreed to serve as an independent consultant to the Company until March 31, 2012. As provided in the agreement, the term was extended to June 30, 2012. The Company and Mr. Greenwood may each terminate the Greenwood Agreement at any time with thirty (30) days advance notice. The Greenwood Agreement provides that Mr. Greenwood will receive a consulting fee of $400 per hour. Under the Greenwood Agreement, consistent with the terms of our 2002 Equity Incentive Plan and 2011 Incentive Award Plan and the original terms of the awards and options previously granted to him, Mr. Greenwood is entitled to continued vesting of currently unvested restricted stock awards and unvested stock options during the period that Mr. Greenwood continues to serve as a consultant to the Company and his performance-based restricted stock awards will remain eligible for vesting, in each case, conditioned on Mr. Greenwood’s continued service as a consultant and subject to vesting in accordance with the original terms of the award.

     On November 14, 2011, the Company announced its decision to exclusively focus on its oncology programs and discontinue further development of its stem cell programs. In connection with that decision, 66 positions were eliminated, including those held by Jane S. Lebkowski, Ph.D., Senior Vice President and Chief Scientific Officer, and Katharine E. Spink, Ph.D., Senior Vice President, Alliance Management and Cell Therapy Product Development.

     On December 29, 2011, the Company and Dr. Lebkowski entered into a Transition and Separation Agreement (the “Lebkowski Agreement”), effective January 10, 2012, that provides for, among other things, a lump-sum cash severance payment of $368,500 and 12 months of continued health care coverage under the provisions of COBRA, consistent with Dr. Lebkowski’s 2003 employment agreement. In addition, Dr. Lebkowski received a lump-sum cash bonus payment of $107,200 for 2011, and the exercise period of all exercisable stock options held by Dr. Lebkowski was extended to the earlier of December 31, 2013 or the original expiration date of such stock options. The Lebkowski Agreement also provides that the indemnification and confidentiality provisions of Dr. Lebkowski’s 2003 employment agreement remain in full force and effect. In consideration of the entry into the Lebkowski Agreement and the separation benefits described above, Dr. Lebkowski provided the Company with a general release of claims against the Company. In addition, on December 29, 2011, the Company and Dr. Lebkowski entered into a Consulting Agreement effective January 14, 2012 (the “Lebkowski Consulting Agreement”), pursuant to which Dr. Lebkowski agreed to serve as an independent consultant to the Company until March 31, 2012. As provided in the agreement, the term was extended to June 30, 2012. The Company and Dr. Lebkowski may each terminate the Lebkowski Consulting Agreement at any time with thirty (30) days advance notice. The Lebkowski Consulting Agreement provides that Dr. Lebkowski will receive a consulting fee of $400 per hour. Under the Lebkowski Consulting Agreement, Dr. Lebkowski is entitled to continued vesting of currently unvested restricted stock awards and unvested stock options during the period that Dr. Lebkowski continues to serve as a consultant to the Company and her performance-based restricted stock awards will remain eligible for vesting, in each case, conditioned on Dr. Lebkowski’s continued service as a consultant and subject to vesting in accordance with the original terms of the award.

     On December 31, 2011, the Company and Dr. Spink entered into a Transition and Separation Agreement (the “Spink Agreement”), effective December 31, 2011, that provides for, among other things, a lump-sum cash severance payment of $319,000 and 12 months of continued health care coverage under COBRA. In addition, Dr. Spink received a lump-sum cash bonus payment of $92,800 for 2011, and the exercise period of all exercisable stock options held by Dr. Spink was extended to the earlier of December 31, 2013 or the original expiration date of such stock options. The Spink Agreement also provides that the indemnification and confidentiality provisions of Dr. Spink’s Proprietary Information and Inventions Agreement executed on November 4, 2003, remain in full force and effect. In consideration of the entry into the Spink Agreement and the separation benefits described above, Dr. Spink provided the Company with a general release of claims against the Company. In addition, on December 31, 2011, the Company and Dr. Spink entered into a Consulting Agreement effective January 14, 2012 (the “Spink Consulting Agreement”), pursuant to which Dr. Spink agreed to serve as an independent consultant to the Company until March 31, 2012. As provided under the agreement, the term was extended to until June 30, 2012. The Company and Dr. Spink may each terminate the Spink Consulting Agreement at any time with thirty (30) days advance notice. The Spink Consulting Agreement provides that Dr. Spink will receive a consulting fee of $400 per hour. Under the Spink Consulting Agreement, Dr. Spink is entitled to continued vesting of currently unvested restricted stock awards and unvested stock options during the period that Dr. Spink continues to serve as a consultant to the Company and her performance-based restricted stock awards will remain eligible for vesting, in each case, conditioned on Dr. Spink’s continued service as a consultant and subject to vesting in accordance with the original terms of the award.

Tax and Accounting Implications for Executive Compensation

     The Compensation Committee is responsible to address the issues raised by Section 162(m) of the Code, which makes certain “non-performance-based” compensation to certain executives of the Company in excess of $1,000,000 non-deductible to the Company. To qualify as “performance-based” under Section 162(m), compensation payments must be determined pursuant to a plan, by a committee of at least two “outside” directors (as defined in the regulations promulgated under the Code) and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by stockholders and the outside directors or the Compensation Committee, as applicable, must certify that the performance goals were achieved before payments can be awarded.

     The Compensation Committee will continue to examine the effects of Section 162(m), to monitor the level of compensation paid to our executive officers and take appropriate action in response to the provisions of Section 162(m) to the extent practicable while maintaining competitive compensation practices. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee reserves the right to recommend and award compensation that is not deductible under Section 162(m).

     In addition to considering the tax consequences, the Compensation Committee considers the accounting consequences of, including the impact of expenses being recognized in connection with equity awards, its decisions in determining the size and form of different equity-based awards.

COMPENSATION COMMITTEE REPORT

     Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2011.

     Submitted on March 22, 2012 by the members of the Compensation Committee of the Board of Directors:

Robert J. Spiegel, M.D.	Compensation Committee Chair
Thomas Hofstaetter, Ph.D.	Compensation Committee Member

This Section is not “soliciting material,” is not deemed “ filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION TABLES

2011 Summary Compensation Table

     The following table includes information concerning compensation for the years ended December 31, 2011, 2010 and 2009 to the Principal Executive Officer, Principal Financial Officer, the three most highly compensated executive officers of the Company, and up to two additional individuals who would have been one of our three most highly compensated executive officers except for the fact that they were not serving as executive officers at December 31, 2011 (our “Named Executive Officers”).

						All
				Stock	Option	Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(2)	($)(3)	($)
John A. Scarlett, M.D.(4) President and Chief Executive Officer	2011	$141,731	$—	$—	$1,165,900	$12,091	$1,319,722

David L. Greenwood(5)	2011	$491,337	$235,800	$967,875	$659,220	$794,278	$3,148,510
Former President, and Chief	2010	415,000	165,100	555,975	215,558	38,498	1,390,131
Financial Officer	2009	415,000	164,300	570,500	606,356	36,817	1,792,973

Stephen M. Kelsey, M.D., F.R.C.P,	2011	$400,000	$156,600	$174,375	$188,168	$43,155	$962,298
F.R.C.Path., Executive Vice President,	2010	400,000	159,100	555,975	215,558	36,697	1,367,330
Head of R&D, and Chief Medical Officer	2009	272,821	158,400	193,600	735,060	12,101	1,371,982

Melissa A. Behrs	2011	$320,000	$107,500	$238,313	$125,445	$39,449	$830,707
Senior Vice President, Strategic	2010	320,000	113,200	400,450	172,446	38,219	1,044,315
Portfolio Management, Product	2009	320,000	112,600	423,800	249,676	37,067	1,143,143
Development and Manufacturing

David J. Earp, J.D., Ph.D.	2011	$325,000	$109,200	$392,925	$125,445	$37,425	$989,995
Senior Vice President, Corporate	2010	325,000	114,900	400,450	143,705	36,195	1,020,250
Transactions, and Chief Legal Officer	2009	325,000	114,400	423,800	463,684	35,781	1,362,665

Thomas B. Okarma, Ph.D., M.D(6)	2011	$56,587	$—	$—	$—	$1,089,866	$1,146,453
Former President and Chief	2010	535,000	283,800	666,800	287,410	16,368	1,789,378
Executive Officer	2009	535,000	282,500	717,200	1,551,558	15,742	3,102,000

Jane S. Lebkowski, Ph.D.(7)	2011	$335,000	$107,200	$416,175	$125,445	$405,187	$1,389,007
Former Senior Vice President and	2010	335,000	118,500	489,850	143,705	35,827	1,122,882
Chief Scientific Officer	2009	335,000	117,900	423,800	374,514	35,200	1,286,414

Katharine E. Spink, Ph.D.(8)	2011	$296,054	$92,800	$116,250	$125,445	$353,730	$984,279
Former Senior Vice President,
Alliance Management and Cell
Therapy Product Development
____________________

(1)	Amounts represent cash payments for Annual Cash Incentives. See discussion on page 33.

(2)	Amounts represent the aggregate grant date fair value of stock awards and option awards granted during fiscal years 2011, 2010 and 2009. For additional information, refer to Note 10 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011 regarding assumptions underlying the valuation of equity awards and the calculation method. For 2011, amounts shown under the “Stock Awards” column excludes the grant date fair value for performance-based restricted stock awards of 40,000 shares each for Mr. Greenwood and Ms. Behrs, 80,000 shares for Dr. Kelsey and 10,000 shares each for Drs. Earp, Lebkowski and Spink granted in 2011 that vest upon attainment of certain performance conditions based upon the probable outcome of the performance conditions, which is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. The grant date fair value of the restricted stock awards with performance-related conditions determined in accordance with FASB ASC Topic 718 based upon achieving maximum level of performance under the respective performance conditions is $186,000 each for Mr. Greenwood and Ms. Behrs, $372,000 for Dr. Kelsey and $46,500 each for Drs. Earp, Lebkowski and Spink. Refer to the supplemental table on page 46 for information as to each Named Executive Officers unvested stock award holdings and vested and unvested stock option holdings and page 44 for the number of stock awards and option awards granted during 2011.

(3)	Amounts shown include: (i) housing and travel allowance; (ii) the net portion of life and health insurance premiums paid by the Company; (iii) the matching contributions made to the Geron 401(k) Plan on behalf of the Named Executive Officers; (iv) contributions toward tax return preparation services; (v) severance and COBRA continuation payments under employment agreements upon separation from the Company; and (vi) consulting fees paid to Dr. Okarma under his consulting agreement following his separation from the Company as follows:

						Severance/
		Housing				COBRA
		and				Continuation/
		Travel		401(k)	Tax Return	Consulting
		Allowance	Premiums	Match	Preparation	Fees	Total
Name	Year	($)	($)	($)(a)	($)	($)	($)
John A. Scarlet, M.D.	2011	$8,409	$3,682	$—	$—	$—	$12,091

David L. Greenwood	2011	$—	$14,728	$22,000	$2,550	$755,000	$794,278
	2010	—	13,868	22,000	2,630	—	38,498
	2009	—	13,242	22,000	1,575	—	36,817

Stephen M. Kelsey, M.D.,	2011	$—	$20,275	$22,000	$880	$—	$43,155
F.R.C.P, F.R.C.Path.	2010	—	19,045	16,500	1,152	—	36,697
	2009	—	12,101	—	—	—	12,101

Melissa A. Behrs	2011	$—	$20,449	$16,500	$2,500	$—	$39,449
	2010	—	19,219	16,500	2,500	—	38,219
	2009	—	18,067	16,500	2,500	—	37,067

David J. Earp, J.D., Ph.D.	2011	$—	$20,275	$16,500	650	$—	37,425
	2010	—	19,045	16,500	650	—	36,195
	2009	—	18,081	16,500	1,200	—	35,781

Thomas B. Okarma,	2011	$—	$6,921	$—	$—	$1,082,945	$1,089,866
Ph.D., M.D.	2010	—	13,868	—	2,500	—	16,368
	2009	—	13,242	—	2,500	—	15,742

Jane S. Lebkowski, Ph.D.	2011	$—	$14,687	$22,000	$—	$368,500	$405,187
	2010	—	13,827	22,000	—	—	35,827
	2009	—	13,200	22,000	—	—	35,200

Katharine E. Spink, Ph.D.	2011	$—	$18,230	$16,500	$—	$319,000	$353,730
____________________

(a)	Under Geron’s 401(k) Plan, all participating employees may contribute up to the annual Internal Revenue Service contribution limit. In December 2011, 2010 and 2009, the Board approved a matching contribution equal to 100% of each employee’s annual contributions during 2011, 2010 and 2009, respectively. The matching contribution is invested in Geron Common Stock and vests ratably over four years for each year of service completed by the employee, commencing from the date of hire, until it is fully vested when the employee has completed four years of service. The 2011 match was made on January 3, 2012 at $1.56 per share. The 2010 match was made on January 3, 2011 at $5.26 per share. The 2009 match was made on January 4, 2010 at $6.22 per share.

(4)	Dr. Scarlett joined the Company in September 2011.

(5)	Mr. Greenwood was appointed President, Interim Chief Executive Officer and Chief Financial Officer in February 2011. In September 2011, he became President and Chief Financial Officer. Mr. Greenwood separated employment from the Company in December 2011.

(6)	Dr. Okarma separated employment from the Company in February 2011.

(7)	Dr. Lebkowski’s position was eliminated in connection with the Company’s decision in November 2011 to exclusively focus on its oncology programs and discontinue further development of its stem cell programs.

(8)	Dr. Spink’s position was eliminated in connection with the Company’s decision in November 2011 to exclusively focus on its oncology programs and discontinue further development of its stem cell programs. Dr. Spink was not a Named Executive Officer prior to 2011.

Grants of Plan-Based Awards for 2011

     The following table sets forth information with respect to the stock options and restricted stock awards granted during the year ended December 31, 2011 to each of the Named Executive Officers as listed in the Summary Compensation Table shown under the caption “Executive Compensation Tables.”

							All
						All	Other
						Other	Stock
						Option	Awards:	Exercise
						Awards:	Number	or Base	Grant Date
			Estimated Future			Number of	of	Price	Fair Value of
			Payouts Under Equity			Securities	Shares of	of Stock	Stock and
			Incentive Plan Awards			Underlying	Stock or	Option	Option
	Grant		Threshold	Target	Maximum	Options	Units	Awards	Awards
Name	Date		(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(1)
John A. Scarlett, M.D.	9/29/11	(2)	—	—	—	1,000,000	—	$2.16	$1,165,900

David L. Greenwood	3/9/11	(8)	—	—	—	150,000	—	$5.00	$408,330
	3/9/11	(9)	—	—	—	—	75,000	—	375,000
	5/20/11	(3)	—	—	—	100,000	—	4.65	250,890
	5/20/11	(4)	—	—	—	—	50,000	—	232,500
	5/20/11	(7)	—	—	—	—	77,500	—	360,375
	5/20/11	(5)	—	20,000	—	—	—	—	93,000
	5/20/11	(6)	—	20,000	—	—	—	—	93,000

Stephen M. Kelsey, M.D.,	5/20/11	(3)	—	—	—	75,000	—	$4.65	$188,168
F.R.C.P, F.R.C.Path.	5/20/11	(4)	—	—	—	—	37,500	—	174,375
	5/20/11	(5)	—	40,000	—	—	—	—	186,000
	5/20/11	(6)	—	40,000	—	—	—	—	186,000

Melissa A. Behrs	5/20/11	(3)	—	—	—	50,000	—	$4.65	$125,445
	5/20/11	(4)	—	—	—	—	25,000	—	116,250
	5/20/11	(7)	—	—	—	—	26,250	—	122,063
	5/20/11	(5)	—	20,000	—	—	—	—	93,000
	5/20/11	(6)	—	20,000	—	—	—	—	93,000

David J. Earp, J.D., Ph.D.	5/20/11	(3)	—	—	—	50,000	—	$4.65	$125,445
	5/20/11	(4)	—	—	—	—	25,000	—	116,250
	5/20/11	(7)	—	—	—	—	59,500	—	276,675
	5/20/11	(5)	—	5,000	—	—	—	—	23,250
	5/20/11	(6)	—	5,000	—	—	—	—	23,250

Jane S. Lebkowski, Ph.D.	5/20/11	(3)	—	—	—	50,000	—	$4.65	$125,445
	5/20/11	(4)	—	—	—	—	25,000	—	116,250
	5/20/11	(7)	—	—	—	—	64,500	—	299,925
	5/20/11	(5)	—	5,000	—	—	—	—	23,250
	5/20/11	(6)	—	5,000	—	—	—	—	23,250

Katharine E. Spink, Ph.D.	5/20/11	(3)	—	—	—	50,000	—	$4.65	$125,445
	5/20/11	(4)	—	—	—	—	25,000	—	116,250
	5/20/11	(5)	—	5,000	—	—	—	—	23,250
	5/20/11	(6)	—	5,000	—	—	—	—	23,250

____________________

(1)

Amounts represent the grant date fair value of stock options and restricted stock awards calculated in accordance with FASB ASC Topic 718. For additional information, refer to Note 10 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011 regarding assumptions underlying the valuation of equity awards and the calculation method.

(2)

Stock option vests as follows: (i) 125,000 shares on March 29, 2012 and (ii) the remaining 875,000 shares in a series of 42 equal monthly installments commencing March 29, 2012, provided the executive officer continues to provide services to the Company.

(3)	Stock option vests in a series of 48 equal consecutive monthly installments commencing on May 20, 2011, provided the executive officer continues to provide services to the Company.

(4)	Restricted stock award vests in a series of four equal consecutive annual installments commencing on May 28, 2011, provided the executive officer continues to provide services to the Company.

(5)	Restricted stock award vests in full upon achievement of a clinical development milestone related to Phase 2 clinical trial data for the GRN1005 program during a 19-month performance period.

(6)	Restricted stock award vests upon achievement of a clinical development milestone related to Phase 3 clinical trials for the GRN1005 program during a 37-month performance period.

(7)	Restricted stock award vests in a series of two equal consecutive annual installments commencing on May 28, 2011, provided the executive officer continues to provide services to the Company.

(8)	Stock option vests in a series of 48 equal consecutive monthly installments commencing on February 8, 2011, provided the executive officer continues to provide services to the Company.

(9)	Restricted stock award vests in a series of four equal consecutive annual installments commencing on February 8, 2011, provided the executive officer continues to provide services to the Company.

Outstanding Equity Awards Value at Fiscal Year-End

     The following table includes information with respect to the value of all outstanding equity awards previously awarded to the Named Executive Officers as of December 31, 2011.

			Option Awards				Stock Awards
												Equity
												Incentive
											Equity	Plan
											Incentive	Awards:
										Market	Plan	Market or
										Value	Awards:	Payout
										of	Number	Value of
										Shares	of	Unearned
										or	Shares,	Shares,
			Number	Number						Units	Units or	Units or
			of	of					Number of	of	Other	Other
			Securities	Securities					Shares or	Stock	Rights	Rights
			Underlying	Underlying					Units of	That	That	That
			Unexercised	Unexercised	Option				Stock	Have	Have	Have
			Options	Options	Exercise	Option			That Have	Not	Not	Not
	Grant		Exercisable	Unexercisable	Price	Expiration	Grant		Not Vested	Vested	Vested	Vested
Name	Date		(#)	(#)	($)	Date	Date		(#)	($)(1)	(#)	($)(1)
John A. Scarlett, M.D.	9/29/11	(2)	—	1,000,000	$2.16	9/29/21

David L. Greenwood(3)	6/27/02		50,000	—	$8.23	6/27/12	5/28/08	(6)	9,375	$13,875
	9/5/02		145,000	—	$3.76	9/5/12	5/29/09	(6)	18,750	$27,750
	5/30/03		75,000	—	$5.08	5/30/13	5/19/10	(6)	28,125	$41,625
	5/27/04		75,000	—	$7.56	5/27/14	7/9/10	(7)			20,000	$29,600
	5/6/05		85,000	—	$6.40	5/6/15	7/9/10	(8)			20,000	$29,600
	5/24/06		125,000	—	$6.63	5/24/16	7/9/10	(9)			140,000	$207,200
	5/23/07		75,000	—	$9.32	5/23/17	7/9/10	(10)			120,000	$177,600
	5/28/08	(5)	67,188	7,812	$3.97	5/28/18	3/9/11	(6)	75,000	$111,000
	5/28/08		221,341	—	$3.97	5/28/18	5/20/11	(6)	50,000	$74,000
	5/29/09	(5)	48,438	26,562	$6.52	5/29/19	5/20/11	(13)	77,500	$114,700
	5/29/09		35,000	—	$6.52	5/29/19	5/20/11	(11)			20,000	$29,600
	5/29/09		20,000	—	$6.52	5/29/19	5/20/11	(12)			20,000	$29,600
	5/29/09		40,000	—	$6.52	5/29/19
	5/19/10	(5)	29,688	45,312	$5.29	5/19/20
	3/9/11	(5)	31,250	118,750	$5.00	3/9/21
	5/20/11	(5)	14,583	85,417	$4.65	5/20/21

Stephen M. Kelsey, M.D.,	5/20/09	(4)	133,333	66,667	$6.76	5/20/19	5/19/10	(6)	28,125	$41,625
F.R.C.P, F.R.C.Path.	5/19/10	(5)	29,688	45,312	$5.29	5/19/20	7/9/10	(7)			140,000	$207,200
	5/20/11	(5)	10,938	64,062	$4.65	5/20/21	7/9/10	(8)			20,000	$29,600
							7/9/10	(9)			20,000	$29,600
							7/9/10	(10)			120,000	$177,600
							5/20/11	(6)	37,500	$55,500
							5/20/11	(11)			40,000	$59,200
							5/20/11	(12)			40,000	$59,200

			Option Awards				Stock Awards
												Equity
												Incentive
											Equity	Plan
											Incentive	Awards:
										Market	Plan	Market or
										Value	Awards:	Payout
										of	Number	Value of
										Shares	of	Unearned
										or	Shares,	Shares,
			Number	Number						Units	Units or	Units or
			of	of					Number of	of	Other	Other
			Securities	Securities					Shares or	Stock	Rights	Rights
			Underlying	Underlying					Units of	That	That	That
			Unexercised	Unexercised	Option				Stock	Have	Have	Have
			Options	Options	Exercise	Option			That Have	Not	Not	Not
	Grant		Exercisable	Unexercisable	Price	Expiration	Grant		Not Vested	Vested	Vested	Vested
Name	Date		(#)	(#)	($)	Date	Date		(#)	($)(1)	(#)	($)(1)
Melissa A. Behrs	4/8/02		15,000	—	$7.49	4/8/12	5/28/08	(6)	6,250	$9,250
	9/5/02		18,961	—	$3.76	9/5/12	5/29/09	(6)	12,500	$18,500
	5/30/03		17,968	—	$5.08	5/30/13	5/19/10	(6)	18,750	$27,750
	5/27/04		37,500	—	$7.56	5/27/14	7/9/10	(7)			105,000	$155,400
	5/6/05		60,000	—	$6.40	5/6/15	7/9/10	(8)			15,000	$22,200
	5/24/06		60,000	—	$6.63	5/24/16	7/9/10	(9)			15,000	$22,200
	5/23/07		50,000	—	$9.32	5/23/17	7/9/10	(10)			90,000	$133,200
	5/28/08	(5)	44,792	5,208	$3.97	5/28/18	5/20/11	(6)	25,000	$37,000
	5/28/08		14,167	—	$3.97	5/28/18	5/20/11	(13)	26,250	$38,850
	5/29/09	(5)	32,292	17,708	$6.52	5/29/19	5/20/11	(11)			20,000	$29,600
	5/29/09		20,000	—	$6.52	5/29/19	5/20/11	(12)			20,000	$29,600
	5/19/10	(5)	19,792	30,208	$5.29	5/19/20
	5/19/10	(14)	7,500	2,500	$5.29	5/19/20
	5/20/11	(5)	7,292	42,708	$4.65	5/20/21

David J. Earp, J.D., Ph.D.	6/27/02		36,000	—	$8.23	6/27/12	5/28/08	(6)	6,250	$9,250
	9/5/02		65,000	—	$3.76	9/5/12	5/29/09	(6)	12,500	$18,500
	5/30/03		37,500	—	$5.08	5/30/13	5/19/10	(6)	18,750	$27,750
	5/27/04		50,000	—	$7.56	5/27/14	7/9/10	(7)			15,000	$22,200
	5/6/05		60,000	—	$6.40	5/6/15	7/9/10	(8)			15,000	$22,200
	5/24/06		93,750	—	$6.63	5/24/16	7/9/10	(9)			105,000	$155,400
	5/23/07		50,000	—	$9.32	5/23/17	7/9/10	(10)			90,000	$133,200
	5/28/08	(5)	44,792	5,208	$3.97	5/28/18	5/20/11	(6)	25,000	$37,000
	5/29/09	(5)	32,292	17,708	$6.52	5/29/19	5/20/11	(13)	59,500	$88,060
	5/29/09		35,000	—	$6.52	5/29/19	5/20/11	(11)			5,000	$7,400
	5/29/09		20,000	—	$6.52	5/29/19	5/20/11	(12)			5,000	$7,400
	5/29/09		25,000	—	$6.52	5/29/19
	5/19/10	(5)	19,792	30,208	$5.29	5/19/20
	5/20/11	(5)	7,292	42,708	$4.65	5/20/21

Thomas B. Okarma, Ph.D.,	6/27/02		60,000	—	$8.23	6/27/12	7/9/10	(7)			67,500	$99,900
M.D.(15)	9/5/02		245,000	—	$3.76	9/5/12	7/9/10	(8)			67,500	$99,900
	5/30/03		100,000	—	$5.08	5/30/13	7/9/10	(9)			67,500	$99,900
	5/27/04		100,000	—	$7.56	5/27/14	7/9/10	(10)			135,000	$199,800
	5/6/05		110,000	—	$6.40	5/6/15
	5/24/06		175,000	—	$6.63	5/24/16
	5/23/07		100,000	—	$9.32	5/23/17
	5/28/08		100,000	—	$3.97	5/28/18
	5/28/08		285,000	—	$3.97	5/28/18
	5/29/09		100,000	—	$6.52	5/29/19
	5/29/09		35,000	—	$6.52	5/29/19
	5/29/09		300,000	—	$6.52	5/29/19
	5/19/10		100,000	—	$5.29	5/19/20

			Option Awards				Stock Awards
												Equity
												Incentive
											Equity	Plan
											Incentive	Awards:
										Market	Plan	Market or
										Value	Awards:	Payout
										of	Number	Value of
										Shares	of	Unearned
										or	Shares,	Shares,
			Number	Number						Units	Units or	Units or
			of	of					Number of	of	Other	Other
			Securities	Securities					Shares or	Stock	Rights	Rights
			Underlying	Underlying					Units of	That	That	That
			Unexercised	Unexercised	Option				Stock	Have	Have	Have
			Options	Options	Exercise	Option			That Have	Not	Not	Not
	Grant		Exercisable	Unexercisable	Price	Expiration	Grant		Not Vested	Vested	Vested	Vested
Name	Date		(#)	(#)	($)	Date	Date		(#)	($)(1)	(#)	($)(1)
Jane S. Lebkowski,	6/27/02		36,000	—	$8.23	6/27/12	5/28/08	(6)	6,250	$9,250
Ph.D.(16)	9/5/02		70,000	—	$3.76	9/5/12	5/29/09	(6)	12,500	$18,500
	5/30/03		37,500	—	$5.08	5/30/13	5/19/10	(6)	18,750	$27,750
	5/27/04		50,000	—	$7.56	5/27/14	7/9/10	(7)			20,000	$29,600
	5/6/05		60,000	—	$6.40	5/6/15	7/9/10	(8)			130,000	$192,400
	5/24/06		75,000	—	$6.63	5/24/16	7/9/10	(9)			30,000	$44,400
	5/23/07		50,000	—	$9.32	5/23/17	7/9/10	(10)			120,000	$177,600
	5/28/08	(5)	44,792	5,208	$3.97	5/28/18	5/20/11	(6)	25,000	$37,000
	5/28/08		45,000	—	$3.97	5/28/18	5/20/11	(13)	64,500	$95,460
	5/29/09	(5)	32,292	17,708	$6.52	5/29/19	5/20/11	(11)			5,000	$7,400
	5/29/09		10,000	—	$6.52	5/29/19	5/20/11	(12)			5,000	$7,400
	5/29/09		20,000	—	$6.52	5/29/19
	5/29/09		25,000	—	$6.52	5/29/19
	5/19/10	(5)	19,792	30,208	$5.29	5/19/20
	5/20/11	(5)	7,292	42,708	$4.65	5/20/21

Katharine E. Spink,	12/17/03		30,000	—	$10.01	12/17/13	5/28/08	(6)	1,093	$1,618
Ph.D.(17)	5/27/04		4,849	—	$7.56	5/27/14	5/29/09	(6)	12,500	$18,500
	5/6/05		12,000	—	$6.40	5/6/15	5/19/10	(6)	18,750	$27,750
	5/24/06		13,130	—	$6.63	5/24/16	5/20/11	(6)	25,000	$37,000
	5/23/07		7,000	—	$9.32	5/23/17	7/9/10	(7)			10,000	$14,800
	5/28/08	(5)	7,839	911	$3.97	5/28/18	7/9/10	(8)			90,000	$133,200
	5/29/09	(5)	32,292	17,708	$6.52	5/29/19	7/9/10	(9)			35,000	$51,800
	5/19/10	(5)	19,792	30,208	$5.29	5/19/20	7/9/10	(10)			90,000	$133,200
	5/20/11	(5)	7,292	42,708	$4.65	5/20/21	5/20/11	(11)			5,000	$7,400
							5/20/11	(12)			5,000	$7,400
____________________

(1)	Amounts represent an estimate of the market value of unvested restricted stock awards as of December 31, 2011, assuming a market value of $1.48 per share.

(2)	Stock option vests as follows: 125,000 shares on March 29, 2012, and the remaining 875,000 shares in a series of 42 equal consecutive monthly installments commencing on March 29, 2012, provided the executive officer continues to provide services to the Company.

(3)	Mr. Greenwood was appointed President, Interim Chief Executive Officer and Chief Financial Officer in February 2011. In September 2011, he became President and Chief Financial Officer. Mr. Greenwood separated employment from the Company in December 2011.

(4)	Stock option vests as follows: 25,000 shares on October 27, 2009, and the remaining 175,000 shares in a series of 42 equal consecutive monthly installments commencing on October 27, 2009, provided the executive officer continues to provide services to the Company.

(5)	Stock option vests in a series of 48 equal consecutive monthly installments commencing on the date of grant, provided the executive officer continues to provide services to the Company.

(6)	Restricted stock award vests in a series four equal annual installments commencing on the date of grant, provided the executive officer continues to provide services to the Company.

(7)	Restricted stock award vests in full upon achievement of a clinical development milestone related to Phase 2 clinical trial data for the imetelstat program during a three-year performance period.

(8)	Restricted stock award vests in full upon achievement of a clinical development milestone related to Phase 1 clinical trial data for the GRNOPC1 program during a three-year performance period.

(9)	Restricted stock award vests in full upon completion of a specific strategic initiative related to the Company’s cell therapy programs during a three-year performance period.

(10)	Restricted stock award vests in full following a three-year performance period upon attainment of a market price threshold of our Common Stock within 24 months and a higher market price threshold of our Common Stock within 36 months.

(11)	Restricted stock award vests in full upon achievement of a clinical development milestone related to Phase 2 clinical trial data for the GRN1005 program during a 19-month performance period.

(12)	Restricted stock award vests upon achievement of a clinical development milestone related to Phase 3 clinical trials for the GRN1005 program during a 37-month performance period.

(13)	Restricted stock award vests in a series of two equal consecutive annual installments commencing on May 28, 2011, provided the executive officer continues to provide services to the Company.

(14)	Stock option vests in a series of 24 equal consecutive monthly installments commencing in June 2010, provided the executive officer continues to provide services to the Company.

(15)	Dr. Okarma separated employment from the Company in February 2011.

(16)	Dr. Lebkowski’s position was eliminated in connection with the Company’s decision in November 2011 to exclusively focus on its oncology programs and discontinue further development of its stem cell programs.

(17)	Dr. Spink’s position was eliminated in connection with the Company’s decision in November 2011 to exclusively focus on its oncology programs and discontinue further development of its stem cell programs.

Option Exercises and Stock Awards Vested in 2011

     The following table includes certain information with respect to the options exercised and restricted stock awards vested by the Named Executive Officers during the year ended December 31, 2011.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
	On Exercise	Exercise	On Vesting	Vesting
Name	(#)	($)	(#)	($)
John A. Scarlett, M.D.	—	$—	—	$—
David L. Greenwood	—	$—	75,000	$334,219
Stephen M. Kelsey, M.D., F.R.C.P, F.R.C.Path.	—	$—	39,375	$186,319
Melissa A. Behrs	—	$—	55,000	$245,063
David J. Earp, J.D., Ph.D.	—	$—	55,000	$245,063
Thomas B. Okarma, Ph.D., M.D.	—	$—	170,000	$447,100
Jane S. Lebkowski, Ph.D.	—	$—	55,000	$245,063
Katharine E. Spink, Ph.D.	—	$—	44,469	$197,931

Pension Benefits

     None of the Named Executive Officers participates in or has an account balance under qualified or non-qualified defined benefit plans sponsored by the Company.

Non-Qualified Deferred Compensation

     None of the Named Executive Officers participates in or has an account balance under non-qualified defined contribution plans or other deferred compensation plans maintained by the Company.

Potential Payments Upon Termination or Change in Control

     See discussion of potential payments upon termination or change in control in the section entitled, “Compensation Discussion and Analysis—Severance and Change in Control Benefits.”

     The table below summarizes the potential payments under the Severance Plan, individual employment agreements for the Named Executive Officers and our equity plans if a qualifying termination and/or change in control event occurred on December 31, 2011:

		Before Change in
		Control	After Change in Control	Change in
		Termination	Termination Without	Control
		Without Cause or	Cause or	Without
Officer and Position	Benefit	for Good Reason(1)	for Good Reason(2)(3)	Termination(3)
John A. Scarlett, M.D.	Severance	$1,100,000	$825,000
President and Chief Executive Officer	Benefits	14,728	29,328
	Option and
	Restricted
	Stock Vesting	—	—	$—
Total		$1,114,728	$854,328	$—

David L. Greenwood(4)	Severance	$755,000	$—
Former President and Chief	Benefits	14,728	—
Financial Officer	Option and
	Restricted
	Stock Vesting	—	—	$886,150
Total		$769,728	$—	$886,150

Stephen M. Kelsey, M.D., F.R.C.P,
F.R.C.Path.	Severance	$—	$500,000
Executive Vice President,	Benefits	—	33,957
Head of R&D, and Chief Medical Officer	Option and
	Restricted
	Stock Vesting	—	659,525	$659,525
Total		$—	$1,193,482	$659,525

Melissa A. Behrs	Severance	$352,000	$400,000
Senior Vice President, Strategic	Benefits	20,449	34,175
Portfolio Management, Product	Option and
Development and Manufacturing	Restricted
	Stock Vesting	—	523,550	$523,550
Total		$372,449	$957,725	$523,550

David J. Earp, J.D., Ph.D.	Severance	$357,500	$406,250
Senior Vice President,	Benefits	20,275	33,957
Corporate Transactions,	Option and
and Chief Legal Officer	Restricted
	Stock Vesting	—	528,360	$528,360
Total		$377,775	$968,567	$528,360

		Before Change in
		Control	After Change in Control	Change in
		Termination	Termination Without	Control
		Without Cause or	Cause or	Without
Officer and Position	Benefit	for Good Reason(1)	for Good Reason(2)(3)	Termination(3)
Thomas B. Okarma, Ph.D., M.D.(5)	Severance	$886,981	$—
Former President and Chief	Benefits	24,000	—
Executive Officer	Option and
	Restricted
	Stock Vesting	—	—	$499,500
Total		$910,981	$—	$499,500

Jane S. Lebkowski, Ph.D.(6)	Severance	$368,500	$—
Former Senior Vice President and	Benefits	14,687	—
Chief Scientific Officer	Option and
	Restricted
	Stock Vesting	—	—	$646,760
Total		$383,187	$—	$646,760

Katharine E. Spink, Ph.D.(7)	Severance	$319,000	$—
Former Senior Vice President, Alliance	Benefits	18,230	—
Management and Cell Therapy	Option and
Product Development	Restricted
	Stock Vesting	—	—	$432,668
Total		$337,230	$—	$432,668
____________________

(1)	Amounts represent lump sum severance payments and continued benefits that could be paid to the Named Executive Officer under such executive’s employment agreement as of December 31, 2011.

(2)	Amounts represent lump sum payments and continued benefits that could be paid to the Named Executive Officer under our Severance Plan in the event of a qualifying termination in connection with a change in control on December 31, 2011. Any payments made under the Named Executive Officer’s employment agreement would be deducted from payments due under the Severance Plan.

(3)	Amounts represent an estimate of the intrinsic value of options that would become fully vested and exercisable and restricted stock awards that would fully vest upon a change in control based on a market value of $1.48 per share of common stock as of December 31, 2011. Since Drs. Okarma, Lebkowski and Spink and Mr. Greenwood maintain consulting arrangements with the Company, their unvested options and restricted stock awards would become fully vested upon a change in control in accordance with the original terms of the awards.

(4)	Mr. Greenwood was appointed President, Interim Chief Executive Officer and Chief Financial Officer in February 2011. In September 2011, he became President and Chief Financial Officer. Mr. Greenwood separated employment from the Company in December 2011. Amounts shown in the table above represent the value of severance and other benefits provided in connection with Mr. Greenwood’s termination. See “2011 Compensation Decisions—Severance and Change in Control Benefits” for a description of the benefits Mr. Greenwood received in connection with his separation.

(5)	Dr. Okarma separated employment from the Company in February 2011. Amounts shown in the table above represent the value of severance and other benefits provided in connection with Dr. Okarma’s termination. See “2011 Compensation Decisions—Severance and Change in Control Benefits” for a description of the benefits Dr. Okarma received in connection with his separation.

(6)	Dr. Lebkowski’s position was eliminated in connection with the Company’s decision in November 2011 to exclusively focus on its oncology programs and discontinue further development of its stem cell programs. Amounts shown in the table above represent the value of severance and other benefits provided in connection with Dr. Lebkowski’s termination. See “2011 Compensation Decisions—Severance and Change in Control Benefits” for a description of the benefits Dr. Lebkowski received in connection with her separation.

(7)	Dr. Spink’s position was eliminated in connection with the Company’s decision in November 2011 to exclusively focus on its oncology programs and discontinue further development of its stem cell programs. Amounts shown in the table above represent the value of severance and other benefits provided in connection with Dr. Spink’s termination. See “2011 Compensation Decisions—Severance and Change in Control Benefits” for a description of the benefits Dr. Spink received in connection with her separation.

EQUITY COMPENSATION PLANS

     The following table summarizes information with respect to equity awards under Geron’s equity compensation plans at December 31, 2011:

	Number of	Weighted-	Number of securities
	securities to be	average	remaining available for
	issued upon exercise	exercise price	future issuance under
	of outstanding	of outstanding	equity compensation
	options, warrants	options, warrants	plans (excluding securities
	and rights	and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by
security holders	14,355,548 (1)	$5.51	14,948,042 (2)
Equity compensation plans not approved by
security holders	595,000 (3)	$4.48	—
Total	14,950,548	$5.47	14,948,042
____________________

(1)	Consists of 227,000 shares to be issued upon exercise of outstanding options under the 1992 Stock Option Plan, 10,223,400 shares under the 2002 Equity Incentive Plan, 2,587,867 shares under the 2011 Incentive Award Plan, 460,000 shares under the 1996 Directors’ Stock Option Plan and 857,281 shares under the 2006 Directors Plan.

(2)	Consists of 474,544 shares of Common Stock reserved for issuance under Geron’s 1996 Employee Stock Purchase Plan, 13,154,532 shares of Common Stock reserved for issuance under Geron’s 2011 Incentive Award Plan and 1,318,966 shares of Common Stock reserved for issuance under Geron’s 2006 Directors Plan. No shares are available for issuance under Geron’s 1992 Stock Option Plan, 2002 Equity Incentive Plan or 1996 Directors’ Stock Option Plan.

(3)	Represents outstanding warrants issued in conjunction with consulting services. For further details, see Note 10 of the consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on March 7, 2012.

PROPOSAL 4

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     On the recommendation of the Audit Committee, the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has served as our independent registered public accounting firm since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

     We have been informed by Ernst & Young LLP that, to the best of their knowledge, neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

     Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its stockholders.

Vote Required and Board Recommendation

     Stockholder ratification of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at this meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 4

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent registered public accounting firm. Under the Audit Committee’s charter, all engagements of the independent registered public accounting firm must be approved in advance by the Audit Committee. The Chairperson of the Audit Committee must be notified at any time the fees for a specific project exceed 20% of the approved budget for authorization to continue the project. Management recommendations will be considered in connection with such engagements, but management will have no authority to approve engagements. For each quarterly Audit Committee meeting, management prepares a schedule of all fees paid to Ernst & Young LLP during the previous quarter and estimated fees for projects contemplated in the following quarter.

     Upon recommendation by the Audit Committee, the Board selected Ernst & Young LLP to act in the same capacity for the year ending December 31, 2012. We have been informed by Ernst & Young LLP, to the best of their knowledge, that neither the firm nor any of its members or their associates has any financial interest, direct or indirect in the Company or its affiliates.

Audit Fees and All Other Fees

     The Audit Committee approved 100% of all audit, tax and other services provided by Ernst & Young LLP in 2011 and 2010. The total fees paid to Ernst & Young LLP for the last two fiscal years are as follows:

	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2011	December 31, 2010
Audit Fees(1)	$488,164	$653,693
Tax Fees(2)	9,813	33,146
All Other Fees	1,995	1,995
____________________

(1)	Audit Fees include the integrated audit of annual consolidated financial statements and internal control over financial reporting, audits of certain subsidiaries, reviews of quarterly consolidated financial statements included in Quarterly Reports on Forms 10-Q, consultations on matters addressed during the audit or quarterly reviews, and services provided in connection with SEC filings, including consents and comment and comfort letters.

(2)	Tax Fees consist of services related to the filing of tax returns and other assistance with tax compliance.

AUDIT COMMITTEE REPORT

     The Audit Committee of Geron Corporation’s Board of Directors is comprised of three independent directors as required by the listing standards of the NASDAQ Global Select Market (NASDAQ). The Audit Committee operates pursuant to a written charter adopted and amended by the Board in May 2011. A copy of the Committee’s amended and restated charter is available on our website at http://www.geron.com.

     The members of the Audit Committee are Ms. Eastham (Chairperson) and Messrs. Fritzky and Kiley. The Board has determined that all members of the Committee are financially literate as required by NASDAQ. The Board has also determined that Ms. Eastham is an audit committee financial expert as defined by NASDAQ.

     The function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities regarding (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent registered public accounting firm serving as our auditors and (iv) the performance of the independent registered public accounting firm.

     Management is responsible for the Company’s internal controls and financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee hereby reports as follows:

1)	The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2011 with management and the independent registered public accounting firm serving as the Company’s independent auditors.

2)	The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3200T, other professional standards, membership provisions of the SEC Practice Session, and other SEC rules, as currently in effect.

3)	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

4)	The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

     Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

     Submitted on March 19, 2012 by the members of the Audit Committee of the Company’s Board of Directors.

Karin Eastham (Chairperson)
Edward V. Fritzky
Thomas D. Kiley, Esq.
____________________

This Section is not “soliciting material,” is not deemed “ filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the amount and percentage of the outstanding shares of Common Stock, which, according to the information supplied to the Company, are beneficially owned by: (i) each person who, to the best of our knowledge based exclusively on Schedules 13G filed with the Securities and Exchange Commission (SEC), is the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each person who served as a director in 2011, three of whom are also nominees for election as directors, (iii) each Named Executive Officer, as defined on page 28 and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025. Except for information based on Schedules 13G, as indicated in the footnotes, beneficial ownership is stated as of February 10, 2012.

	Beneficial Ownership(1)
	Number of	Percent of
Beneficial Owner	Shares	Total
Directors/Nominees and Named Executive Officers:
Alexander E. Barkas, Ph.D.(2)	767,160	*
Karin Eastham(3)	184,500	*
Edward V. Fritzky(4)	400,375	*
Thomas Hofstaetter, Ph.D.(5)	118,016	*
Charles J. Homcy, M.D.(6)	177,751	*
Hoyoung Huh, M.D., Ph.D.(7)	185,104	*
Thomas D. Kiley, Esq.(8)	472,175	*
Robert J. Spiegel, M.D., FACP(9)	87,037	*
Melissa A. Behrs(10)	844,296	*
David J. Earp, J.D., Ph.D.(11)	1,114,048	*
David L. Greenwood(12)	1,952,928	1.46%
Stephen M. Kelsey, M.D., F.R.C.P., F.R.C.Path.(13)	694,745	*
Jane S. Lebkowski, Ph.D.(14)	1,202,035	*
Thomas B. Okarma, Ph.D., M.D.(15)	2,584,560	1.92%
John A. Scarlett, M.D.(16)	200,000	*
Katharine E. Spink, Ph.D.(17)	488,479	*
All directors and executive officers as a group (14 persons)	4,975,972	3.69%
5% Beneficial Holders:
BlackRock, Inc.(18)	8,118,503	6.13%
40 East 52nd Street, New York, NY 10022
____________________

*	Represents beneficial ownership of less than 1% of Common Stock.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 10, 2012 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The persons named in this table, to the best of our knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)	Includes 275,622 shares held directly by the Barkas-Wijcik Trust, 882 shares held by Lynda Wijcik, the spouse of Dr. Barkas and 490,656 shares issuable upon the exercise of outstanding options held by Dr. Barkas exercisable within 60 days of February 10, 2012. Dr. Barkas passed away in November 2011.

(3)	Includes 5,625 shares held directly by Karin Eastham, 68,375 shares held under unvested restricted stock awards by Ms. Eastham and 110,500 shares issuable upon the exercise of outstanding options held by Ms. Eastham exercisable within 60 days of February 10, 2012.

(4)	Includes 117,085 shares held directly by Edward V. Fritzky, 76,373 shares held under unvested restricted stock awards and 206,917 shares issuable upon the exercise of outstanding options held by Mr. Fritzky exercisable within 60 days of February 10, 2012.

(5)	Includes 4,938 shares held directly by Thomas Hofstaetter, 56,703 shares held under unvested restricted stock awards and 56,375 shares issuable upon the exercise of outstanding options held by Dr. Hofstaetter exercisable within 60 days of February 10, 2012.

(6)	Includes 62,751 shares held by Charles J. Homcy and 115,000 shares issuable upon the exercise of outstanding options held by Dr. Homcy exercisable within 60 days of February 10, 2012. Dr. Homcy retired from the Board in May 2011.

(7)	Includes 9,375 shares held by Hoyoung Huh, 121,875 shares held under unvested restricted stock awards and 53,854 shares issuable upon the exercise of outstanding options held by Dr. Huh exercisable within 60 days of February 10, 2012.

(8)	Includes 153,131 shares held directly by Thomas D. Kiley, 74,436 shares held under unvested restricted stock awards, 9,705 shares held by the Kiley Family Partnership and 96,653 shares held by the Thomas D. Kiley and Nancy L.M. Kiley Revocable Trust under Agreement dated August 7, 1981. Also includes 138,250 shares issuable upon the exercise of outstanding options held by Mr. Kiley exercisable within 60 days of February 10, 2012.

(9)	Includes 2,037 shares held directly by Robert J. Spiegel, 55,000 shares held under unvested restricted stock awards and 30,000 shares issuable upon exercise of outstanding options held by Dr. Spiegel exercisable within 60 days of February 10, 2012.

(10)	Includes 86,114 shares held directly by Melissa A. Behrs, 353,750 shares held under unvested restricted stock awards and 404,432 shares issuable upon the exercise of outstanding options held by Ms. Behrs exercisable within 60 days of February 10, 2012.

(11)	Includes 168,129 shares held directly by David J. Earp, 357,000 shares held under unvested restricted stock awards and 588,919 shares issuable upon the exercise of outstanding options held by Dr. Earp exercisable within 60 days of February 10, 2012.

(12)	Includes 202,627 shares held directly by David L. Greenwood, 580,000 shares held under unvested restricted stock awards and 1,170,301 shares issuable upon the exercise of outstanding options held by Mr. Greenwood exercisable within 60 days of February 10, 2012. Mr. Greenwood separated employment from the Company in December 2011.

(13)	Includes 53,286 shares held directly by Stephen M. Kelsey, 445,625 shares held under unvested restricted stock awards and 195,834 shares issuable upon the exercise of outstanding options held by Dr. Kelsey exercisable within 60 days of February 10, 2012.

(14)	Includes 169,866 shares held directly by Jane S. Lebkowski, 437,000 shares held under unvested restricted stock awards and 595,169 shares issuable upon the exercise of outstanding options held by Dr. Lebkowski exercisable within 60 days of February 10, 2012. Dr. Lebkowski’s position was eliminated in connection with the Company’s decision in November 2011 to exclusively focus on its oncology programs and discontinue further development of its stem cell programs.

(15)	Includes 437,060 shares held directly by Thomas B. Okarma, 337,500 shares held under unvested restricted stock awards and 1,810,000 shares issuable upon the exercise of outstanding options held by Dr. Okarma exercisable within 60 days of February 10, 2012. Dr. Okarma separated employment from the Company in February 2011.

(16)	Includes 75,000 shares held directly by John A. Scarlett and 125,000 shares issuable upon exercise of outstanding options held by Dr. Scarlett exercisable within 60 days of February 10, 2012.

(17)	Includes 52,021 shares held directly by Katharine E. Spink, 292,343 shares held under unvested restricted stock awards and 144,115 shares issuable upon exercise of outstanding options held by Dr. Spink exercisable within 60 days of February 10, 2012. Dr. Spink’s position was eliminated in connection with the Company’s decision in November 2011 to exclusively focus on its oncology programs and discontinue further development of its stem cell programs.

(18)	Based on Schedule 13G filed by BlackRock, Inc.

CERTAIN TRANSACTIONS

     There has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any current director, executive officer, holder of more than 5% of our Common Stock or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest other than compensation arrangements, described under the caption “Executive Compensation Tables,” and the transactions described below.

     We have entered into indemnity agreements with all of our officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason for his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and our Bylaws.

Policies and Procedures

     Our Audit Committee is responsible for reviewing and approving, in advance, all related party transactions. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is available on our website at http://www.geron.com in the Investor Relations section under “Corporate Governance.” To identify related party transactions, each year, our directors and officers complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. In addition, our Nominating and Corporate Governance Committee Charter determines, on an annual basis, which members of our Board meet the definition of independent director as defined in NASDAQ Rule 5605(a)(2). This obligation is set forth in writing in the Nominating and Corporate Governance Committee charter. A copy of the Nominating and Corporate Governance Committee charter is available on our website at http://www.geron.com in the Investor Relations section under “Corporate Governance.” Our Nominating and Corporate Governance Committee reviews and discusses any relationships with directors that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. Finally, our Code of Conduct establishes the corporate standards of behavior for all our employees, officers, and directors and sets our expectations of contractors and agents. The Code of Conduct is available on our website at http://www.geron.com in the Investor Relations section under “Corporate Governance.” Our Code of Conduct requires any person who becomes aware of any departure from the standards in our Code of Conduct to report his or her knowledge promptly to a supervisor or an attorney in the legal department.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities (collectively, Reporting Persons), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during fiscal year ended December 31, 2011, all Reporting Persons complied with the applicable filing requirement.

Stockholder Nominations and Proposals for 2013 Annual Meeting

     We expect to hold our 2013 Annual Meeting of Stockholders in May 2013. All proposals or director nominations of stockholders intended to be presented at the 2013 Annual Meeting of Stockholders must be directed to the attention of our Corporate Secretary, at the address set forth on the first page of this Proxy Statement.

A stockholder’s notice to include any proposal in the 2013 Annual Meeting of Stockholders must be delivered to our Corporate Secretary not less than 90 days and not more than 120 days before the anniversary date of the immediately preceding annual meeting. For the 2013 Annual Meeting of Stockholders, the notice must be delivered between January 18, 2013 and February 17, 2013. However, if the 2013 Annual Meeting of Stockholders is not within 30 days of May 17, 2013, the notice must be delivered no later than the close of business on the 10th day following the earlier of the day on which the first public announcement of the date of the 2013 Annual Meeting of Stockholders was made or the day the notice of the 2013 Annual Meeting of Stockholders is mailed. In addition, our Bylaws provide that the stockholder’s notice must include certain information for the person making the proposal or the nomination for director, including:

  name and address;

  the class and number of shares of the Company, owned of record or beneficially owned;

  any derivative, swap or other transaction which gives economic risk similar to ownership of shares of the Company;

  any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

  any agreement, arrangement, understanding or relationship, engaged in to increase or decrease the level of risk related to, or the voting power with respect to, shares of the Company;

  any performance-related fees that the proposing/nominating person is entitled, based on any increase or decrease in the value of any shares of the Company; and

  any other information required by the SEC to be disclosed in a proxy statement.

     The stockholder’s notice must also include the following information for each proposed director nominee:

  the same information as for the nominating person set forth above;

  all information required to be disclosed in a proxy statement in connection with election of directors; and

  financial or other relationships between the nominating person and the nominee during the past three years.

Copies of our Bylaws may be obtained from our Corporate Secretary.

     Stockholders who wish to submit a proposed nominee to the Nominating and Corporate Governance Committee should send written notice to the Nominating and Corporate Governance Committee Chairman, Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025, within the time periods set forth above. Such notification should set forth all information relating to such nominee as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the nomination is being made, and the class and number of shares of the Company, owned beneficially and of record by such stockholder or beneficial owner. The Nominating and Corporate Governance Committee will consider stockholder nominees on the same terms as nominees selected by the Nominating and Corporate Governance Committee.

     The Nominating and Corporate Governance Committee believes that nominees for election to the Board must possess certain minimum qualifications and attributes. The nominee: 1) must meet the objective independence requirements set forth by the SEC and NASDAQ, 2) must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices, 3) must not be involved in on-going litigation with the Company or be employed by an entity which is engaged in such litigation and 4) must not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct. In addition, the Committee may consider the following criteria, among others:

(i)	experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

(ii)	experience in our industry and with relevant social policy concerns;

(iii)	experience as a board member of other publicly held companies;

(iv)	expertise in an area of our operations; and

(v)	practical and mature business judgment, including the ability to make independent analytical inquiries.

     The Nominating and Corporate Governance Committee does not specifically consider diversity in identifying nominees for election as a director. However, specific experience or expertise that could assist the Company in developing its product candidates provides added value and insight to the Board. In general, the Nominating and Corporate Governance Committee aspires the Board to be comprised of individuals that represent a diversity of professional experience, perspective and experience, and who portray characteristics of diligence, commitment, mutual respect and professionalism with an emphasis on consensus building. The Board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of board service at the Company.

     Directors are expected to rigorously prepare for, attend and participate in Board meetings and meetings of the Committees of the Board on which they serve, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director.

By Order of the Board of Directors,

Stephen N. Rosenfield Executive Vice President, General Counsel and Corporate Secretary

March [29], 2012

APPENDIX 1

CERTIFICATE OF AMENDMENT
OF THE RESTATED CERTIFICATE OF INCORPORATION
OF GERON CORPORATION,
a Delaware corporation

     The undersigned, Stephen Rosenfield, hereby certifies that:

     FIRST.        He is the duly elected and acting Executive Vice President, General Counsel and Corporate Secretary of Geron Corporation, a Delaware corporation (the “Corporation”).

     SECOND.        The Corporation’s Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on March 24, 1998; a Certificate of Designation was filed with the Secretary of State on March 27, 1998; a Certificate of Amendment of Restated Certificate of Incorporation was filed with the Secretary of State on December 14, 1999; a Certificate of Amendment of Restated Certificate of Incorporation was filed with the Secretary of State on June 28, 2000; a Certificate of Designation was filed with the Secretary of State on August 1, 2001; a Certificate of Designation was filed with the Secretary of State on August 1, 2001; a Certificate of Amendment of the Restated Certificate of Incorporation was filed with the Secretary of State on May 22, 2002; and a Certificate of Amendment of the Restated Certificate of Incorporation was filed with the Secretary of State on May 25, 2006.

     THIRD.        The amendment of the Restated Certificate of Incorporation of the Corporation herein certified was duly adopted by this Corporation’s Board of Directors and approved by the Corporation’s stockholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH.        Article IV, Paragraph (A) of the Corporation’s Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“(A) Class of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Three Hundred Three Million (303,000,000) shares. Three Hundred Million (300,000,000) shares shall be Common Stock, par value $0.001 per share, and Three Million (3,000,000) shares shall be Preferred Stock, par value $0.001 per share.”

     FIFTH.        All other provisions of the Second Restated Certificate of Incorporation shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be duly executed on behalf of the Corporation at Menlo Park, California this __ day of __ 2012.

GERON CORPORATION,
a Delaware corporation

By:

Stephen N. Rosenfield Executive Vice President, General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Letter to Stockholders, Notice and 2012 Proxy Statement, and 2011 Annual Report are available at www.proxyvote.com.

M43296-P22518

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GERON CORPORATION
2012 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Geron Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March [29], 2012, and hereby appoints John A. Scarlett, M.D., and Stephen N. Rosenfield, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2012 Annual Meeting of Stockholders of Geron Corporation to be held on May 17, 2012, at 8:00 a.m. Pacific Time and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) or postponement(s) thereof. The 2012 Annual Meeting will be held completely virtual. You will be able to attend, vote and submit your questions during the meeting via live webcast via the Internet at www.virtualshareholdermeeting.com/geron2012.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows:

  "FOR" the election as directors of the three nominees as Class I Directors;
  "FOR" proposal 2, to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 200,000,000 to 300,000,000 shares;
  "FOR" proposal 3, the advisory vote to approve named executive officer compensation;
  "FOR" proposal 4, ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

and as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

GERON CORPORATION
C/O COMPUTERSHARE
350 INDIANA STREET, SUITE 750
GOLDEN, CO 80401

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/geron2012

You may attend the Meeting via the Internet and vote during the Meeting. Have the information available that is printed in the box marked by the arrow below and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
M43295-P22518	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GERON CORPORATION			For	Withhold	For All
The Board of Directors recommends you vote			All	All	Except
FOR the following:

1.	Election of the three (3) Class I Directors to each		☐	☐	☐
serve for a three-year term.

Nominees:

	01)	Thomas Hofstaetter, Ph.D.
	02)	John A. Scarlett, M.D.
	03)	Robert J. Spiegel, M.D., FACP
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 200,000,000 to 300,000,000 shares.	☐	☐	☐

3.	An advisory vote to approve named executive officer compensation.	☐	☐	☐

4.	To ratify appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐

5.	As said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date